As filed with the Securities and Exchange Commission on January 25, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GMX RESOURCES INC.*

(Exact Name of Registrant as Specified in its Charter)

Oklahoma	1311	73-1534474
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Benham Place, Suite 600

9400 North Broadway

Oklahoma City, OK 73114

(405) 600-0711

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

James A. Merrill Chief Financial Officer GMX Resources Inc. 9400 North Broadway, Suite 600 Oklahoma City, OK 73114 (405) 600-0711	James W. Larimore, Esq. Crowe & Dunlevy, A Professional Corporation 20 North Broadway, Suite 1800 Oklahoma City, OK 73102 (405) 235-7700	David C. Buck, Esq. Andrews Kurth LLP 600 Travis St., Suite 4200 Houston, TX 77002-3009 (713) 220-4200

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this registration statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Secured Notes due 2017	$283,475,000	100%	$283,475,000	$32,487(1)
Guarantees by certain subsidiaries of GMX Resources Inc.*	—	—	—	— (2)

(1)	The registration fee was calculated pursuant to Rule 457(f) under the Securities Act of 1933. For purposes of this calculation, the offering price per note was assumed to be the stated principal amount of each original note that may be received by the registrant in the exchange transaction in which the notes will be offered.
(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable because the guarantees relate to other securities that are being registered concurrently.
*	The subsidiary guarantors of GMX Resources Inc. and co-registrants to this Registration Statement are identified on the following page.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrants as Specified in Their Respective Charters (1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
Diamond Blue Drilling Co.	Oklahoma	20-3937463	1381
Endeavor Pipeline Inc.	Oklahoma	73-1543948	1389

(1)	The address and telephone number of the principal executive offices of each of Diamond Blue Drilling Co. and Endeavor Pipeline Inc. are 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, and (405) 600-0711, respectively, and the agent for service at such address is James A. Merrill.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED January 25, 2012

GMX RESOURCES INC.

Offer to exchange up to

$283,475,000 of Senior Secured Notes Due 2017

that have been registered under the Securities Act of 1933

for

$283,475,000 of Senior Secured Notes Due 2017 that have not been registered under the

Securities Act of 1933

THE EXCHANGE OFFER EXPIRES AT 5:00 PM, NEW YORK

CITY TIME, ON                     , 2012, UNLESS WE EXTEND IT

Terms of the Exchange Offer:

•

We are offering to exchange up to $283,475,000 aggregate principal amount of registered Senior Secured Notes due 2017 (the “New Notes”) for any and all of our $283,475,000 aggregate principal amount of unregistered Senior Secured Notes due 2017 (the “Old Notes”) that were issued on December 19, 2011.

•	We will exchange all outstanding Old Notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of New Notes.

•

The terms of the New Notes will be substantially identical to those of the outstanding Old Notes, except that the New Notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest.

•	You may withdraw tenders of Old Notes at any time prior to the expiration of the exchange offer.

•	The exchange of Old Notes for New Notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any cash proceeds from the exchange offer.

•

The Old Notes are, and the New Notes will be secured by first-priority perfected liens on substantially all right, title and interest in or to substantially all of the assets and properties owned or acquired by the Company and the guarantors (the “Collateral”).

•	The Old Notes are, and the New Notes will be guaranteed on a senior basis by all of our existing subsidiaries and by all of our future direct and indirect subsidiaries.

•	There is no established trading market for the New Notes or the Old Notes.

•	We do not intend to apply for listing of the New Notes on any national securities exchange or for quotation through any quotation system.

Please read “Risk Factors” beginning on page 15 for a discussion of certain risks that you should consider prior to tendering your outstanding Old Notes in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge by way of letter of transmittal that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. Please read “Plan of Distribution.”

The date of this prospectus is                     , 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, referred to in this prospectus as the SEC. In making your decision to participate in the exchange offer, you should rely only on the information contained in or incorporated by reference into this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information contained in or in the documents incorporated by reference into this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT OUR COMPANY THAT HAS NOT BEEN INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY SUCH INFORMATION. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: INVESTOR RELATIONS, GMX RESOURCES INC., 9400 NORTH BROADWAY, SUITE 600, OKLAHOMA CITY, OK 73114; ELECTRONIC MAIL: AVANHORN@GMXRESOURCES.COM; OR TELEPHONE NUMBER (405) 600-0711. TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE YOU MUST MAKE YOUR INVESTMENT DECISION. ACCORDINGLY, YOU SHOULD REQUEST THE INFORMATION NO LATER THAN                     , 2012.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “GMX,” the “Company,” “we,” “our” or “us” are to GMX Resources Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and copy charges. Also, using our website, http://www.gmxresources.com, you can access

i

electronic copies of documents we file with the SEC, including the registration statement of which this prospectus is a part, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. You may also request a copy of those filings, excluding exhibits, at no cost by writing, emailing or telephoning Investor Relations at our principal executive office, which is 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, avanhorn@gmxresources.com, or (405) 600-0711, respectively.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

INCORPORATION BY REFERENCE

The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents we filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 11, 2011, as amended by Annual Reports on Form 10-K/A, filed with the SEC on September 1, 2011 and October 27, 2011;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 10, 2011, for the quarter ended June 30, 2011, filed with the SEC on August 9, 2011; and for the quarter ended September 30, 2011, filed with the SEC on November 8, 2011;

•

our Current Reports on Form 8-K, as filed with the SEC on: January 20, 2011; January 28, 2011; February 3, 2011; February 8, 2011, February 9, 2011; March 2, 2011; March 3, 2011; March 24, 2011; April 13, 2011; May 4, 2011; May 27, 2011; August 4, 2011; November 3, 2011, as amended by a Form 8-K/A filed with the SEC on November 3, 2011, November 16, 2011; December 13, 2011, December 21, 2011 and January 20, 2012.

•	information specifically incorporated by reference into our Annual Report on Form 10-K from our proxy statement on Schedule 14A filed on April 22, 2011; and

•

the description of our common stock and preferred stock purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on December 14, 2009, including any amendments or reports filed for the purpose of updating such descriptions.

Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that we elect to furnish, but not file, or furnish, but do not file, with the SEC in accordance with SEC rules and regulations) subsequent to the date of this prospectus and prior to the termination of the exchange offer shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus at no cost to the requestor. Inquiries should be directed to: Investor Relations, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, (405) 600-0711.

FORWARD-LOOKING STATEMENTS

All statements made in this prospectus other than purely historical information are “forward-looking statements” within the meaning of the federal securities laws. These statements reflect expectations and are based on historical operating trends, proved reserve positions and other currently available information. Forward-looking statements include statements regarding future plans and objectives, future exploration and development expenditures and number and location of planned wells and statements regarding the quality of our properties and potential reserve and production levels. These statements may be preceded or followed by or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “continues,” “plans,” “estimates,” “projects” or similar expressions or statements that events “will,” “should,” “could,” “might” or “may” occur. Except as otherwise specifically indicated, these statements assume that no significant changes will occur in the operating environment for oil and natural gas properties and that there will be no material acquisitions or divestitures except as otherwise described.

The forward-looking statements in this prospectus are subject to all the risks and uncertainties that are described in this prospectus. We may also make material acquisitions or divestitures or enter into financing transactions. None of these events can be predicted with certainty and are not taken into consideration in the forward-looking statements.

For all of these reasons, actual results may vary materially from the forward-looking statements, and we cannot assure you that the assumptions used are necessarily the most likely. We will not necessarily update any forward-looking statements to reflect events or circumstances occurring after the date the statement is made except as may be required by federal securities laws.

There are a number of risks that may affect our future operating results and financial condition. Factors that could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following:

•	uncertainties inherent in making estimates of our oil and natural gas data;

•	the volatility of oil prices;

•	discovery and development of oil reserves;

•	projected and targeted capital expenditures and other costs, commitments and revenues;

•	current and future government regulation of the oil and natural gas industry, including without limitation regulation of drilling practices, including hydraulic fracturing;

•	cost of compliance with laws and regulations;

•	changes in environmental, climate change, or natural resource laws or the implementation of those laws;

•	environmental liabilities;

•	greenhouse gas or climate change regulation;

•	potential public opposition to, or controversy directed at, oil and gas drilling practices;

•	potential liabilities inherent in oil and natural gas operations;

•	geological, technical, drilling and processing problems;

•	competition;

•	our ability to find, acquire or gain access to other discoveries and prospects and to successfully develop our current discoveries and prospects;

•	the availability and cost of drilling rigs, production equipment, supplies, personnel and oilfield services;

•	drilling risks and operational hazards;

•	the availability and cost of developing appropriate infrastructure around and transportation to our discoveries and prospects;

•	the ability to obtain financing;

•	our dependence on our key management personnel and our ability to attract and retain qualified personnel;

•	our vulnerability to severe weather events; and

•	the cost and availability of adequate insurance coverage.

You are urged to carefully consider these factors and the “Risk Factors” on page 12 of this prospectus. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. You should read the entire prospectus carefully, including the risks discussed in the “Risk Factors” section, and the historical consolidated financial statements and notes to those financial statements incorporated by reference into this prospectus. This summary may not contain all of the information that investors should consider before making a decision to participate in the exchange offer.

The Company

GMX Resources Inc. is an independent oil and gas company currently focused on development acreage in two oil shale resource plays in the Williston Basin (North Dakota / Montana) targeting the Bakken and Sanish-Three Forks Formations and the DJ Basin (Wyoming), targeting the Niobrara Formation. Both plays are estimated to be 90% oil. Our natural gas resources are located in the East Texas Basin, in the Haynesville/Bossier gas shale and the Cotton Valley Sand Formation, where the majority of our acreage is contiguous and held by production. We believe these oil and natural gas resource plays provide a substantial inventory of operated, high probability, repeatable, organic growth opportunities. The Bakken properties contain nearly 600 undrilled, 9,500’ lateral length locations, 43 potential operated 1,280-acre units and 172 operated locations, with between 45% and 100% working interest. The Niobrara properties contain 584 undrilled, 4,000’ lateral length locations, including 94 potential operated 640-acre units and 376 operated locations, with an average working interest of 51%. The Haynesville/Bossier and the Cotton Valley Sand locations include 253 net Haynesville/Bossier horizontal locations and 108 net Cotton Valley Sand horizontal locations.

We have three subsidiaries: Diamond Blue Drilling Co. (“Diamond Blue”); Endeavor Pipeline Inc. (“Endeavor Pipeline”), which operates our water supply and salt water disposal systems in our core area; and Endeavor Gathering, LLC (“Endeavor Gathering”), which owns the natural gas gathering system and related equipment operated by Endeavor Pipeline. Kinder Morgan Endeavor LLC (“KME”) owns a 40% membership interest in Endeavor Gathering.

How You Can Contact Us

Our principal executive office is located at 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma, 73114 and our telephone number is (405) 600-0711.

Recent Developments

We have temporarily suspended drilling new Haynesville/Bossier horizontal (“H/B Hz”) wells as of July 2011 and are focusing our capital to accelerating the development of our oil acreage. As a result of temporarily suspending our H/B Hz drilling program beginning in July 2011, certain hedged natural gas volumes exceeded estimated future production. In order to reduce the amount of hedged volumes, we monetized 84,887 Mcf of 2011 hedges and 4.3 Bcfe of 2012 hedges in July 2011. Net of deferred premiums payable related to these volumes, we received $2.7 million in proceeds.

Effective December 8, 2011, we entered into a Purchase and Sale Agreement between us and a purchaser (the “Royalty Owner”), relating to the sale by us of a term overriding royalty interest (the “Production Payment”) for a purchase price of $49.7 million. Under a related Conveyance of Term Overriding Royalty Interest, dated as of December 8, 2011, by us to the Royalty Owner (the “Conveyance”), the Production Payment consists of a term overriding royalty interest in and to our specified interests in oil and gas properties located in the Haynesville/Bossier shale formation (the “Subject Interests”) and in and to hydrocarbons attributable to designated acreage that are attributable to the Subject Interests (determined after deducting all royalties, overriding royalties, production payments and similar burdens, excluding only the Production Payment, which both burden the Subject Interests on the date of the Conveyance and are reflected in certain specified warranted net revenue interest percentages) that is equal to the scheduled quantities produced that month plus any adjustment quantities (but not to exceed 90% of our stated working interest (the “Production Payment Percentage”) during any month ). The scheduled quantities are an aggregate of 14,749,660 MMBtus (approximately 14.75 Bcf), to be produced over a 95-month period commencing December 1, 2011. The natural gas produced from the Subject Interests will be allocated first to the Production Payment, and the oil and other liquid hydrocarbons produced from the Subject Interests will be allocated first to our retained interests, so that the Production Payment hydrocarbons will consist of natural gas to the extent reasonably practicable. In connection with the Conveyance, we also entered into a Production and Marketing Agreement with the Royalty Owner with respect to the operation and production of the Subject Interests and the marketing of the hydrocarbons attributable to the Production Payment.

In connection with the entry into the Production Payment in December 2011, we monetized our entire natural gas hedge portfolio for $18.5 million. These hedges were primarily combinations of put spreads and costless collars on 16.7 Bcf in 2012 and 4.7 Bcf in 2013.

On December 9, 2011, we repaid and satisfied all obligations under our Fifth Amended and Restated Loan Agreement dated February 2, 2011 among us, the Lenders named therein and Capital One, National Association, as amended, at which time we and the lenders also agreed to the termination of this bank revolving credit facility.

On December 19, 2011, we completed an exchange offer (“Secured Notes Exchange Offer”) and consent solicitation with respect to our outstanding 11.375% Senior Notes due 2019, or “Senior Notes due 2019.” Pursuant to the Secured Notes Exchange Offer, we offered for each $1,000 principal amount of Senior Notes due 2019 validly tendered and accepted by us, at the election of each holder tendering such notes, either (i) $750.00 principal amount of our Old Notes or (ii) $971.40 principal amount of our Old Notes if the holder tendering its Senior Notes due 2019 also subscribed to purchase for cash an additional $600.00 principal amount of our Old Notes, to be issued at par, and in either case in addition to any accrued and unpaid interest, but excluding any liquidated damages, up to, but not including, the date the Senior Notes due 2019 were purchased by us under the terms of the Secured Notes Exchange Offer.

On December 19, 2011, the Company also entered into purchase agreements with each of the supporting holders (the “Supporting Holders”) who previously executed support agreements with the Company prior to the launch of the Secured Notes Exchange Offer (the “Purchase Agreements”). Pursuant to the Purchase Agreements, the Supporting Holders agreed to purchase an aggregate principal amount of approximately $13.3 million of Old Notes, which amount, together with cash paid by tendering holders of Senior Notes due 2019 in the exchange and purchase election, resulted in gross proceeds from the issuance of Old Notes of $100.0 million.

On December 19, 2011, in connection with the completion of the Secured Notes Exchange Offer and the Purchase Agreements, the Company executed an Indenture (the “Old Notes Indenture”), dated as of December 19, 2011, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, and the Company issued $283,475,000 aggregate principal amount of Old Notes pursuant to the Indenture. The Old Notes are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, on a senior secured basis by each of the Company’s existing and future domestic restricted subsidiaries (the “Guarantors”). All of the Company’s existing subsidiaries other than Endeavor Gathering, LLC are domestic restricted subsidiaries and Guarantors.

In addition, on December 19, 2011, the Company and each of the Guarantors (the Guarantors, together with the Company, the “Obligors”) entered into a registration rights agreement (the “Registration Rights Agreement”) with the Supporting Holders for the benefit of all holders of the Old Notes, pursuant to which the Obligors agreed to (a) (i) file with the United States Securities and Exchange Commission a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the

“Securities Act”), with respect to a registered offer to exchange any and all of the Old Notes (including the Guarantees with respect thereto) for a like aggregate principal amount of New Notes that are identical in all material respects to the Old Notes (except that the exchange notes will not contain restrictive legends or transfer restrictions) and/or (ii) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Old Notes and the Guarantees thereof, and (b) use reasonable best efforts to have the Exchange Offer Registration Statement declared effective as soon as practicable thereafter and in no event consummate the Exchange Offer later than the 180th day after the date the Old Notes were issued.

Organizational Chart

The following diagram depicts our organizational structure.

The Exchange Offer

On December 19, 2011, we completed a private offering of $283,475,000 aggregate principal amount of the Old Notes. As part of the private offering, we entered into a registration rights agreement with certain holders of the Old Notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to consummate the exchange offer within 180 days of the issue date of the Old Notes. The following is a summary of the exchange offer.

Old Notes	Senior Secured Notes due December 1, 2017, which were issued on December 19, 2011.

New Notes	Senior Secured Notes due December 1, 2017. The terms of the New Notes are substantially identical to the terms of the outstanding Old Notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the Old Notes will not apply to the New Notes.

Exchange Offer	We are offering to exchange up to $283,475,000 aggregate principal amount of our New Notes that have been registered under the Securities Act for an equal amount of our outstanding Old Notes that have not been registered under the Securities Act to satisfy our obligations under the registration rights agreement.

The New Notes will evidence the same debt as the Old Notes and will be issued under, and be entitled to the benefits of, the same indenture that governs the Old Notes. Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Because the New Notes will be registered, the New Notes will not be subject to transfer restrictions, and holders of Old Notes that have tendered and had their Old Notes accepted in the exchange offer will have no registration rights.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2012, unless we decide to extend the date.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. Please read “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes	Unless you comply with the procedures described under the caption “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery,” you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

•

tender your Old Notes by sending the certificates for your Old Notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to U.S. Bank National Association, as registrar and exchange agent, at the address listed under the caption “The Exchange Offer—Exchange Agent”; or

•

tender your Old Notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your Old Notes in the exchange offer, U.S. Bank National Association, as registrar and exchange agent, must receive a confirmation of book-entry transfer of your Old Notes into the exchange agent’s account at The Depository Trust Company prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, please read the discussion under the caption “The Exchange Offer—Procedures for Tendering—Book-entry Transfer.”

Guaranteed Delivery Procedures	If you are a registered holder of the Old Notes and wish to tender your Old Notes in the exchange offer, but the Old Notes are not immediately available, time will not permit your Old Notes or other required documents to reach the exchange agent before the expiration of the exchange offer, or the procedure for book-entry transfer cannot be completed prior to the expiration of the exchange offer, then you may tender Old Notes by following the procedures described under the caption “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the exchange offer, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender on your behalf.

If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering the certificates for your Old Notes, you must either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered.

Withdrawal; Non-Acceptance	You may withdraw any Old Notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2012. If we decide for any reason not to accept any Old Notes tendered for exchange, the Old Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of Old Notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company, any withdrawn or unaccepted Old Notes will be credited to the tendering holder’s account at The Depository Trust Company. For further information regarding the withdrawal of tendered Old Notes, please read “The Exchange Offer—Withdrawal Rights.”

U.S. Federal Income Tax Consequences	The exchange of New Notes for Old Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read the discussion under the caption “Material United States Federal Income Tax Consequences” for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	The issuance of the New Notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Fees and Expenses	We will pay all of our expenses incident to the exchange offer.

Exchange Agent	We have appointed U.S. Bank National Association as exchange agent for the exchange offer. For the address, telephone number and fax number of the exchange agent, please read “The Exchange Offer—Exchange Agent.”

Resales of New Notes	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us, we believe that the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as:

•	the New Notes are being acquired in the ordinary course of business;

•

you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the New Notes issued to you in the exchange offer;

•	you are not our affiliate or an affiliate of any of our subsidiary guarantors; and

•	you are not a broker-dealer tendering Old Notes acquired directly from us for your account.

The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any New Notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your New Notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. Please read “Plan of Distribution.”

Please read “The Exchange Offer—Resales of New Notes” for more information regarding resales of the New Notes.

Consequences of Not Exchanging Your Old Notes	If you do not exchange your Old Notes in this exchange offer, you will no longer be able to require us to register your Old Notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer your Old Notes unless we have registered the Old Notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

For information regarding the consequences of not tendering your Old Notes and our obligation to file a registration statement, please read “The Exchange Offer—Consequences of Failure to Exchange Outstanding Securities” and “Description of the Notes.”

Description of the Notes

The terms of the New Notes and those of the outstanding Old Notes will be substantially identical, except that the transfer restrictions, registration rights and provisions for additional interest relating to the Old Notes will not apply to the New Notes. As a result, the New Notes will not bear legends restricting their transfer and will not have the benefit of the registration rights and special interest provisions contained in the Old Notes. The New Notes represent the same debt as the Old Notes for which they are being exchanged. The New Notes are governed by the same indenture as the Old Notes are.

The following summary contains basic information about the New Notes and is not intended to be complete. For a more complete understanding of the New Notes, please refer to the section in this prospectus entitled “Description of the Notes.” When we use the term “notes” in this prospectus, unless the context requires otherwise, the term includes the Old Notes and the New Notes.

Issuer	GMX Resources Inc., an Oklahoma corporation.

Securities Offered	$283,475,000 principal amount of Senior Secured Notes due 2017.

Interest	Interest on the New Notes will:

•	accrue from the date of issuance of the Notes or, if interest has already been paid, from the most recent interest payment date;

•	unless the Company makes a PIK Election with respect to an interest period, accrue for such interest period at the rate of 11.0% per annum, payable in cash, in arrears;

•

if the Company makes a PIK Election with respect to an interest period, accrue for such interest period at the rate of 13.0% per annum in the aggregate, of which (i) 9.0% per annum shall be payable in cash, in arrears, and (ii) 4.0% per annum shall be payable in the form of Additional Notes (in minimum denominations of $1,000 and integral multiples thereof, with any fractional Additional Notes being paid in cash), in arrears;

•	be payable on each June 1 and December 1, commencing June 1, 2012, to Holders of record of the Notes as of the May 15 and November 15 immediately preceding the relevant interest payment date; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company will pay interest on overdue principal of the Notes at 15.0% per annum, and any overdue installments of interest at 15.0% per annum, to the extent lawful.

Maturity Date	December 1, 2017.

Ranking

The New Notes will be senior obligations of the Company and will be secured by a first-priority perfected note lien on the Collateral (subject to certain permitted liens). The New Notes will rank senior in right of payment to all existing and future obligations of the Company that are expressly subordinated in right of payment to the New Notes. The New Notes will rank pari passu to all unsubordinated obligations of the Company (though they will be effectively senior to any such obligations to the extent of the value of the collateral securing the obligations under the New Notes). The New Notes will be effectively subordinated to all obligations of the Company that are subject to certain permitted liens (including, without limitation, certain letter of credit facilities and hedging obligations) ranking higher than the New Notes to the extent of the value of the collateral securing such obligations or that are subject to a permitted lien that causes the assets subject to such lien to be excluded from the collateral. The New Notes will also be effectively subordinated to all obligations of any of Subsidiaries of the Company that do not guarantee the New Notes.

As of September 30, 2011, we had outstanding, on a pro forma consolidated basis giving effect to the issuance of the Old Notes, exchanges and cancellations of Senior Notes due 2019 and the repayment and termination of our senior secured credit facility in December 2011 (the “Secured Notes Transactions”), $445.8 million of total indebtedness, which includes:

•

$283.5 million of senior secured indebtedness, consisting of the Old Notes, no indebtedness outstanding under our prior secured revolving credit facility, and no availability under our prior secured revolving credit facility; and

•	$161.0 million of senior unsecured indebtedness, consisting of our 5.00% convertible senior notes due 2013, our 4.50% convertible senior notes due 2015 and the Senior Notes due 2019.

As of September 30, 2011, our only non-guarantor subsidiary, Endeavor Gathering, LLC, had $50.9 million of total assets and $0.5 million of total liabilities and generated none of our consolidated revenues.

Security	The obligations of the Company and the Guarantors under the Notes, the Indenture, the Registration Rights Agreement, the Security Documents, any Intercreditor Agreement and the Note Guarantees will, subject to certain de minimis exceptions, be secured by first-priority perfected Liens in favor of the Collateral Agent (subject to certain permitted liens) on substantially all right, title and interest in or to substantially all of the assets and properties now owned or at any time hereafter acquired by the Company and the Guarantors (including though an Asset Swap), including without limitation mortgages on the Company’s and each Guarantor’s right, title and interests in certain real property, machinery, systems, equipment, fixtures and appurtenances, subject to customary and other exceptions including, without limitation, restrictions under applicable laws or regulations or contractual obligations.

Guarantees	The New Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by each of our existing and future domestic restricted subsidiaries. The guarantees may be released in certain instances. See “Description of the Notes—Guarantees.”

Sinking Fund	None.

Optional Redemption	We may redeem any of the New Notes, in whole or in part, at any time on or after December 1, 2014. See “Description of the Notes—Optional Redemption.” Upon any such optional redemption, we will pay a redemption price equal to the following redemption prices (expressed as a percentage of principal amount of the New Notes), plus accrued and unpaid interest on the New Notes, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2014	105.500%
2015	102.750%
2016 and thereafter	100.000%

We will give not less than 30 nor more than 60 days notice of any such redemption.

At any time prior to December 1, 2014 we may, at our option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the New Notes (including Additional Notes but without duplication for exchange notes) originally issued under the Indenture with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 111.0% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, Additional Interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1) at least 65% of the original principal amount of the Notes originally issued under the indenture (including Additional Notes but without duplication for exchange notes) remains outstanding after each such redemption; and

(2) the redemption occurs within 90 days after the closing of the related Equity Offering.

In addition, the New Notes may be redeemed, in whole or in part, at any time prior to December 1, 2014 at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder of Notes at its registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus an “Applicable Premium” as of, and accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Change of Control	If a Change of Control (as defined) occurs, we must offer to repurchase the New Notes at 101% of their principal amount, plus accrued and unpaid interest. We may not have sufficient funds available at the time of any Change of Control to effect the repurchase if required. See “Description of the Notes—Change of Control.”

Asset Dispositions and Casualty or Condemnation Events	If we or any of our Restricted Subsidiaries dispose of certain assets or experience Casualty or Condemnation Events (as defined), we may be required to repurchase the New Notes on the terms set forth under “Description of the Notes—Limitation on Sales of Assets and Subsidiaries Stock and Collateral Dispositions.”

Original Issue Discount	Because we have the option to pay a portion of the stated interest on the New Notes in Additional Notes, such portion of the stated interest payments on the New Notes will not be “qualified stated interest” and the New Notes will be treated as issued with original issue discount, or OID, for U.S. federal income tax purposes. Each U.S. holder of a New Note must include OID in gross income for U.S. federal income tax purposes in advance of the receipt of cash attributable to that income, regardless of the holder’s method of tax accounting. See “Certain U.S. Federal Income Tax Considerations.”

Events of Default	If an event of default on the New Notes has occurred and is continuing, the aggregate principal amount of the New Notes, plus any accrued and unpaid interest and redemption premium, may be declared immediately due and payable. These amounts automatically become due and payable upon certain events of default. See “Description of the Notes—Events of Default.”

Restrictive Covenants	The indenture governing the New Notes and the related guarantees will restrict, among other things, our and our restricted subsidiaries’ ability to:

•	incur or guarantee additional indebtedness or issue certain preferred stock;

•	pay dividends or make other distributions;

•	issue capital stock of our restricted subsidiaries;

•	transfer or sell assets, including the capital stock of our restricted subsidiaries;

•	make certain investments or acquisitions;

•	grant liens on our assets;

•	incur dividend or other payment restrictions affecting our restricted subsidiaries;

•	enter into certain transactions with affiliates; and

•	merge, consolidate or transfer all or substantially all of our assets.

•	The covenants are subject to important exceptions and qualifications. See “Description of the Notes—Certain Covenants.”

No Established Trading Market	The New Notes are a new issue of securities with no established trading market. The New Notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that an active or liquid trading market for the notes will develop. If an active or liquid trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Risk Factors	Investing in the notes involves substantial risks and uncertainties. See “Risk Factors” beginning on page 12 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to exchange your Old Notes.

Trustee, Registrar and Paying Agent	U.S. Bank National Association

Selected Historical Consolidated Financial Data

The following table presents our selective financial information for the periods indicated which were derived from our consolidated financial statements. It should be read in conjunction with our consolidated financial statements and related notes and other financial information incorporated by reference herein.

	Year Ended December 31					Nine Months Ended September 30,
	2010	2009 (as adjusted)(2)	2008 (as adjusted)(2)	2007	2006	2011	2010
	(in thousands, except share and per share data)
Statement of Operations Data:
Oil and natural gas sales	$96,523	$94,294	$125,736	$67,883	$31,882	$90,629	$69,346
Expenses:
Lease operations	10,651	11,776	15,101	8,982	4,479	8,965	8,144
Production and severance taxes(1)	743	(930)	5,306	2,746	465	859	447
General and administrative	27,119	21,390	16,899	8,717	5,829	22,284	20,057
Depreciation, depletion and amortization	38,061	31,006	31,744	18,681	8,046	40,083	24,704
Impairment of oil and natural gas properties and assets held for sale	143,712	188,150	192,650	—	—	127,731	—

Total expenses	220,286	251,392	261,700	39,126	18,819	199,922	53,352

Income (loss) from operations	(123,763)	(157,098)	(135,964)	28,757	13,063	(109,293)	15,994

Total non-operating income (expense)	(18,768)	(24,022)	(14,174)	(3,862)	(673)	(19,765)	(13,762)

Income (loss) before income taxes	(142,531)	(181,120)	(150,138)	24,895	12,390	(129,058)	2,232
(Provision) benefit for income taxes	4,239	33	26,217	(8,010)	(3,415)	(481)	6,354

Net income (loss)	(138,292)	(181,087)	(123,921)	16,885	8,975	(129,539)	8,586
Net income attributable to non-controlling interest	3,114	173	—	—	—	4,339	2,111

Net income (loss) applicable to GMX	(141,406)	(181,260)	(123,921)	16,885	8,975	(133,878)	6,475
Preferred stock dividends	4,633	4,625	4,625	4,625	1,799	4,884	3,469

Net income (loss) applicable to GMX common shareholders	$(146,039)	$(185,885)	$(128,546)	$12,260	$7,176	$(138,762)	$3,006

Statement of Cash Flows Data:
Cash provided by operating activities	$58,735	$49,490	$83,237	$52,445	$38,333	$48,082	$40,972
Cash used in investing activities	(176,000)	(181,324)	(318,360)	(194,998)	(130,573)	(225,941)	(131,685)
Cash provided by financing activities	84,068	160,672	235,932	143,500	94,807	178,730	59,228

Balance Sheet Data (at end of period):
Oil and natural gas properties, net	$347,763	$331,329	$383,890	$320,955	$157,300	$441,839	$347,763
Total assets	507,090	522,071	525,001	395,340	210,322	575,982	507,090
Long-term debt, including current portion	284,969	190,278	224,342	125,734	41,820	372,819	284,969
Total GMX equity	116,420	246,380	246,797	208,926	131,481	129,865	116,420

(1)	Production and severance taxes in 2010, 2009, 2008, 2007 and 2006 reflect severance tax refunds of $3.1 million, $2.9 million, $1.2 million, $518,000 and $1.4 million, respectively, received and accrued during the year, and $1.7 million and $1.5 million received and accrued during the nine months ended September 30, 2011 and 2010, respectively.
(2)	Certain amounts have been adjusted for the adoption of ASU 2009-15. See “Note B—Share Lending Arrangements and Adoption of ASU 2009-15,” in the consolidated financial statements.

Summary Ratio of Earnings to Fixed Charges and to Combined Fixed Charges and Preference Dividends

The following table contains a summary of our earnings to fixed charges and to combined fixed charges and preference dividends for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference herein.

	Years Ended December 31,					Nine Months Ended
(Dollars in thousands)	2006	2007	2008	2009	2010	September 30, 2011
Ratio of earnings (loss) to fixed charges(1)	12.97	6.88	(9.40)	(8.89)	(6.24)	(3.88)
Insufficient coverage	$—	$—	$150,499	$183,053	$148,277	$138,869
Ratio of earnings (loss) to combined fixed charges and preferred dividends(1)	3.77	2.63	(6.78)	(7.11)	(5.06)	(3.31)
Insufficient coverage	$—	$—	$156,102	$187,679	$153,052	$143,753

(1)	For purposes of determining the ratio of earnings to fixed charges and the ratio of combined fixed charges and preference dividends to earnings, earnings are defined as income before income taxes, plus fixed charges (excluding amortization of capitalized interest) less capitalized interest. Fixed charges consist of interest incurred (whether expensed or capitalized) and amortization of deferred financing costs. Preference dividends consist of dividends paid with respect to our outstanding preferred stock.

RISK FACTORS

An investment in the New Notes involves risks. Before making an investment decision, you should carefully consider the following risk factors together with the risk factors included in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2010, and of our Quarterly Reports for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, together with the risk factors and other information contained in our subsequent filings under the Exchange Act and all of the other information included in, or incorporated by reference into, this prospectus or any prospectus supplement.

Risks Relating to the Exchange Offer and the New Notes

If you do not properly tender your Old Notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will be adversely affected.

We will only issue New Notes in exchange for Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes, and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of Old Notes. Please read “The Exchange Offer—Procedures for Tendering” and “Description of the Notes.”

If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on the certificates for your Old Notes. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register any sale of the Old Notes under the Securities Act. For further information regarding the consequences of failing to tender your Old Notes in the exchange offer, please read “The Exchange Offer—Consequences of Failure to Exchange Outstanding Securities.”

Some holders who exchange their Old Notes may be deemed to be underwriters.

If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes and our other indebtedness.

As of September 30, 2011, on a consolidated pro forma basis giving effect to the Secured Notes Transactions, we had total indebtedness of $445.8 million, $283.5 million of senior secured indebtedness, consisting of the Old Notes, and no availability under our prior secured revolving credit facility.

Our outstanding indebtedness could have important consequences to you, including the following:

•	our high level of indebtedness could make it more difficult for us to satisfy our obligations with respect to the notes, including any repurchase obligations that may arise thereunder;

•	the restrictions imposed on the operation of our business by the terms of our debt agreements may hinder our ability to take advantage of strategic opportunities to grow our business;

•

our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, restructuring, acquisitions or general corporate purposes may be impaired, which could be exacerbated by further volatility in the credit markets;

•

we must use a substantial portion of our cash flow from operations to pay interest on the notes and our other indebtedness, which will reduce the funds available to us for operations and other purposes;

•	our high level of indebtedness could place us at a competitive disadvantage compared to our competitors that may have proportionately less debt;

•	our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited; and

•	our high level of indebtedness makes us more vulnerable to economic downturns and adverse developments in our business.

Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the notes.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying capital expenditures, selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. In the absence of such cash flows, we could have substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. The indenture under which the notes were issued restricts our ability to use the proceeds from asset sales. We may not be able to consummate those asset sales to raise capital or sell assets at prices that we believe are fair, and proceeds that we do receive may not be adequate to meet any debt service obligations then due. See “Description of Other Indebtedness and Preferred Stock” and “Description of the Notes.” Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at the time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations and have an adverse effect on the market price of our equity securities.

Despite our current leverage, we may still be able to incur substantially more debt. This could further exacerbate the risks that we and our subsidiaries face.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture under which the notes were issued restrict, but will not completely prohibit us from doing so. Currently the indenture under which the notes are issued allows us to issue additional notes under certain circumstances which will also be guaranteed by the guarantors. The indenture under which the notes are issued allows us to incur certain other additional secured debt and allow our subsidiaries that do not guarantee the notes to incur additional debt, which would be structurally senior to the notes. In addition, the indenture under which the notes were issued prevents us from incurring other liabilities that do not constitute indebtedness. See “Description of the Notes.” If new debt or other liabilities are added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

The notes will be structurally subordinated in right of payment to the indebtedness and other liabilities of our future domestic subsidiaries that do not guarantee the notes.

The notes will not be guaranteed by any of our subsidiaries designated as unrestricted subsidiaries. Accordingly, claims of holders of the notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under the guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A guarantee may also be voided, without regard to the above factors, if a court finds that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Each subsidiary guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law or may eliminate the guarantor’s obligations or reduce the guarantor’s obligations to an amount that effectively makes the guarantee worthless. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation of the notes on any automated dealer quotation system and we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time, or you may not be able to sell your notes at a favorable price.

The market price for the notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial fluctuations in the price of the securities. Even if a trading market for the notes develops, it may be subject to disruptions and price volatility. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

The New Notes will contain restrictive covenants that limit our operational flexibility.

The New Notes will contain covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest. These covenants will include restrictions on our ability to:

•	incur or guarantee additional indebtedness or issue certain preferred stock;

•	pay dividends or make other distributions;

•	issue capital stock of our restricted subsidiaries;

•	transfer or sell assets, including the capital stock of our restricted subsidiaries;

•	make certain investments or acquisitions;

•	grant liens on our assets;

•	incur dividend or other payment restrictions affecting our restricted subsidiaries;

•	enter into certain transactions with affiliates; and

•	merge, consolidate or transfer all or substantially all of our assets.

Our failure to comply with these restrictions could lead to a default under the New Notes. The actual covenants will be contained in the indentures governing the New Notes. See “Description of the Notes—Certain Covenants.”

The value of the Collateral securing the New Notes may not be sufficient to satisfy our obligations under the New Notes.

No appraisal of the value of the Collateral has been made, and the fair market value of the Collateral is subject to fluctuations based on factors that include, among others, fluctuations in oil and natural gas prices, general economic conditions and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time, the timing and the manner of the sale and the availability of buyers. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the Collateral may not be sold in a timely or orderly manner and the proceeds from any sale or liquidation of this Collateral may not be sufficient to pay our obligations under the New Notes.

To the extent that pre-existing liens, liens permitted under the indenture and other rights, including liens on excluded assets, such as those securing purchase money obligations and capital lease obligations granted to other parties, encumber any of the Collateral securing the New Notes and the related guarantees, those parties have or may exercise rights and remedies with respect to the Collateral that could adversely affect the value of the Collateral and the ability of the collateral agent, the trustee under the indenture or the holders of the New Notes to realize or foreclose on the Collateral.

Liquidating the Collateral securing the New Notes and the guarantees may not result in proceeds in an amount sufficient to pay any amounts due under the New Notes, including or any additional New Notes we may issue in lieu of cash interest, after also satisfying the obligations to pay any creditors with prior liens, including up to $10.0 million under a letter of credit facility or hedging obligations. If the proceeds of any sale of Collateral are not sufficient to repay all amounts due on the New Notes, the holders of the New Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured, unsubordinated claim against our and the subsidiary guarantors’ remaining assets.

Any net profit interests we may grant in certain of our oil and gas properties which constitute Collateral may have the effect of reducing the value of the Collateral and could adversely affect the ability to realize or foreclose on the Collateral.

We may grant in the future overriding royalty interests in the form of net profit interests and other similar long-term obligations with respect to certain of our oil and gas properties which constitute Collateral securing the New Notes and the related guarantees, which may have the effect of reducing the value of such Collateral to the extent of such net profit interests and which could adversely affect the ability of the collateral agent, the trustee under the indenture or the holders of the New Notes to realize or foreclose on such Collateral.

There are circumstances other than repayment or discharge of the New Notes under which the Collateral securing the New Notes and the related guarantees will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, all or a portion of the Collateral may be released, including:

•

to enable the sale, transfer or other disposal of such Collateral in a transaction not prohibited under the indenture governing the New Notes, including the sale of any entity in its entirety that owns or holds such Collateral; and

•	with respect to Collateral held by a guarantor, upon the release of such guarantor from its guarantee.

In addition, the guarantee of a subsidiary guarantor will be released in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the indenture governing the New Notes.

The indenture governing the New Notes permits us to designate one or more of our restricted subsidiaries that is a guarantor of the New Notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary, all of the liens on any Collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the New Notes by such subsidiary or any of its subsidiaries will be released under the indenture governing the New Notes. Designation of an unrestricted subsidiary will reduce the aggregate value of the Collateral securing the New Notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. See “Description of Notes.”

Rights of holders of the New Notes in the Collateral may be adversely affected by the failure to perfect security interests in the Collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the Collateral securing the New Notes may not be perfected with respect to the claims of the New Notes if we do not take the actions necessary to perfect any of these liens. Applicable law requires that certain property and rights acquired after the grant of a general security interest or lien can only be perfected at the time such property and rights are acquired and identified. The trustee and the collateral agent have no obligation to monitor the acquisition of additional property or rights that constitute Collateral or the perfection of any security interests therein. There can be no assurance that the trustee or the collateral agent will monitor the future acquisition of property and rights that constitute Collateral, or that the necessary action will be taken to properly or timely perfect the lien on such after-acquired Collateral. Such failure may result in the loss of the practical benefits of the lien thereon or of the priority of the lien securing the New Notes.

Any future grant of a lien on the Collateral might be avoidable in bankruptcy.

Any future grant of a lien on the Collateral in favor of the trustee and the collateral agent, including pursuant to security documents delivered after the date of the indenture governing the notes, might be avoidable by the person granting such lien (as debtor-in-possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including if the person granting such lien is insolvent at the time the lien is granted, the lien permits the holders of the notes to receive a greater recovery than if the lien had not been given and a bankruptcy proceeding in respect of the person granting, such lien is commenced within 90 days following the date the lien was granted, or, in certain circumstances, a longer period.

The Collateral is subject to casualty risks.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the Collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the New Notes and the related guarantees.

In the event of a total or partial loss to any of the Collateral, certain items of equipment and inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to obtain replacement equipment and inventory could cause significant delays.

In the event of our bankruptcy, the ability of the holders of the New Notes to realize upon the Collateral will be subject to certain bankruptcy law limitations.

The ability of holders of the New Notes to realize upon the Collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable U.S. federal bankruptcy laws, secured creditors are prohibited from, among other things, repossessing their security from a debtor in a bankruptcy case without bankruptcy court approval and may be prohibited from retaining security repossessed by such creditor without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain collateral, including cash collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.”

The secured creditor is entitled to “adequate protection” to protect the value of the secured creditor’s interest in the Collateral as of the commencement of the bankruptcy case but the adequate protection actually provided to a secured creditor may vary according to the circumstances. Adequate protection may include cash payments or the granting of additional security if and at such times as the court, in its discretion and at the request of such creditor, determines after notice and a hearing that the collateral has diminished in value as a result of the imposition of the automatic stay of repossession of such Collateral or the debtor’s use, sale or lease of such Collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether or when the trustee and collateral agent under the indenture governing the New Notes could foreclose upon or sell the Collateral or whether or to what extent holders of notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.”

Moreover, the trustee and collateral agent under the indenture governing the New Notes may need to evaluate the impact of the potential liabilities before determining to foreclose on Collateral consisting of real property, if any, because secured creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing the release or threatened releases of hazardous substances at such real property. Consequently, the collateral agent may decline to foreclose on such Collateral or exercise remedies available in respect thereof if it does not receive indemnification to its satisfaction from the holders of the New Notes.

In the event of a bankruptcy of us or any of the guarantors, holders of the New Notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the New Notes exceed the fair market value of the Collateral securing the New Notes.

In any bankruptcy proceeding with respect to us or any of the guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the Collateral with respect to the notes on the date of the bankruptcy filing was less than the then-current principal amount of the notes. Upon a finding by the bankruptcy court that the notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the notes would be bifurcated between a secured claim in an amount equal to the value of the Collateral and an unsecured claim with respect to the remainder of its claim which would not be entitled to the benefits of security in the Collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the notes to receive “adequate protection” under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at any time prior to such a finding of under-collateralization, those payments would be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the notes.

A court could cancel the New Notes or the related guarantees of our existing subsidiaries and our future domestic restricted subsidiaries under fraudulent conveyance laws or certain other circumstances.

Our issuance of the New Notes and the issuance of the related guarantees by our existing subsidiaries and of our future domestic restricted subsidiaries may be subject to review under federal or state fraudulent transfer or similar laws.

All of our existing restricted subsidiaries and our future domestic restricted subsidiaries will guarantee the New Notes. If we or such a subsidiary becomes a debtor in a case under the Bankruptcy Code or encounters other financial difficulty, under federal or state laws governing fraudulent conveyance, renewable transactions or preferential payments, a court in the relevant jurisdiction might avoid or cancel the guarantee. The court might do so if it found that, when the subsidiary entered into its guarantee or, in some states, when payments become due thereunder, (a) it received less than reasonably equivalent value or fair consideration for such guarantee and (b) either (i) was or was rendered insolvent, (ii) was left with inadequate capital to conduct its business, or (iii) believed or should have believed that it would incur debts beyond its ability to pay. The court might also avoid such guarantee, without regard to the above factors, if it found that the subsidiary entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

A court would likely find that a subsidiary did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the related notes. If a court avoided such guarantee, you would no longer have a claim against such subsidiary or the collateral granted by such subsidiary to secure its guarantee. In addition, the court might direct you to repay any amounts already received from such subsidiary. If the court were to avoid any guarantee, we cannot assure you that funds would be available to pay the related notes from another subsidiary or from any other source.

The indenture governing the New Notes will state that the liability of each subsidiary on its guarantee is limited to the maximum amount that the subsidiary can incur without risk that the guarantee will be subject to avoidance as a fraudulent conveyance. This limitation may not protect the guarantees from a fraudulent conveyance attack or, if it does, we cannot assure you that the guarantees and the collateral granted by such subsidiary to secure its guarantee will be in amounts sufficient, if necessary, to pay obligations under the New Notes when due.

Similarly, if we become a debtor in a case under the Bankruptcy Code or encounter other financial difficulty, a court might cancel our obligations under the New Notes, if it found that when we issued the such notes (or in some jurisdictions, when payments become due under such notes), factors (a) and (b) above applied to us, or if it found that we issued such notes with actual intent to hinder, delay or defraud our creditors.

The value of the Collateral securing the notes may not be sufficient to secure post-petition interest.

In the event of a bankruptcy proceeding with respect to us or any of the guarantors, holders of the New Notes will only be entitled to post-petition interest under the United States Bankruptcy Code to the extent that the value of their security interest in the Collateral is greater than their pre-bankruptcy claim. Holders of the New Notes that have a security interest in Collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the United States Bankruptcy Code. No appraisal of the fair market value of the Collateral has been prepared and therefore the value of the note holders’ interest in the Collateral may not equal or exceed the principal amount of the New Notes.

With respect to our real properties mortgaged as security for the New Notes, no surveys or title insurance will be delivered. There will be no independent assurance therefore, that the mortgages securing the New Notes are encumbering the correct real properties or that there are no liens other than those permitted by the indenture encumbering such real properties.

We are not required to provide surveys or title insurance with respect to our real properties intended to constitute Collateral. As a result, there is no independent assurance that, among other things, (i) the real property encumbered by each mortgage includes the property owned, leased or otherwise held by us and our subsidiaries that it was intended to include, (ii) we have the rights to the real properties that we purport to have in each mortgage and that our title to such real property is not encumbered by liens not permitted by the indenture governing the New Notes, and (iii) no encroachments, adverse possession claims, zoning or other restrictions exist with respect to such real properties which could result in a material adverse effect on the value or utility of such real properties.

Our ability to purchase New Notes upon a “Change of Control” may be limited.

Upon the occurrence of a “Change of Control,” as defined in the indenture that will govern the New Notes, we will be required to offer to purchase the New Notes at a price equal to 101% of the aggregate principal amount, plus accrued and unpaid interest up to, but excluding, the repurchase date. However, it is possible that we will not have sufficient funds at the time of the Change of Control to make the required purchase of the New Notes. A Change of Control may also require us to offer to repurchase other indebtedness, which may also limit our ability to make required purchases of the New Notes.

One of the circumstances under which a Change of Control under the indenture governing the New Notes may occur is upon the sale or disposition of all or substantially all of our capital stock or assets. However, the phrase “all or substantially all” will likely be interpreted under the law of the State of New York, which is the law governing the indenture relating to the New Notes, and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of all or substantially all of our capital stock or assets has occurred, in which case, the ability of a holder of the New Notes to obtain the benefit of an offer to purchase all or a portion of such notes held by such holder may be impaired.

Our obligation to offer to redeem the New Notes upon the occurrence of a Change of Control will be triggered only by certain specified transactions.

The term “Change of Control” is limited to certain specified transactions and may not include other events that might adversely affect our financial condition or the market value of the New Notes. Our obligation to offer to redeem the New Notes upon a Change of Control would not necessarily afford holders of such notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The repurchase rights in the New Notes triggered by a Change of Control could discourage a potential acquiror.

The repurchase rights in the New Notes triggered by a Change of Control, as described under the heading “Description of the Notes—Change of Control” could discourage a potential acquiror from engaging in a transaction that may be beneficial to the holders of our common stock or result in an increase in the value of the New Notes.

We may be required to repurchase our Series B Preferred Stock upon certain circumstances and may be limited in our ability to make such repurchases.

The terms of our Series B Preferred Stock require us to offer to repurchase all of the Series B Preferred Stock upon specified circumstances, including if Ken L. Kenworthy, Jr. ceases to be our Chief Executive Officer for any reason. The terms of our secured notes restrict our ability to repurchase our equity securities, including our Series B Preferred Stock. In the event we are required to repurchase our Series B Preferred Stock and we are unable to meet the conditions for such repurchase of the Series B Preferred Stock, we may not be able to satisfy that Series B Preferred Stock requirement.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement we entered into in connection with the private offering of the Old Notes. We will not receive any proceeds from the issuance of the New Notes in the exchange offer. In consideration for issuing the New Notes as contemplated in this prospectus, we will receive, in exchange, outstanding Old Notes in like principal amount. We will cancel all Old Notes surrendered in exchange for New Notes in the exchange offer. As a result, the issuance of the New Notes will not result in any increase or decrease in our indebtedness.

DESCRIPTION OF OTHER INDEBTEDNESS AND PREFERRED STOCK

Senior Notes due 2019

On February 9, 2011, the Company completed the issuance and sale of $200,000,000 aggregate principal amount of 11.375% Senior Notes due 2019 (the “Senior Notes due 2019”). The Senior Notes due 2019 were issued pursuant to an indenture among GMX Resources Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Notes Indenture”). The Senior Notes due 2019 are jointly and severally, and unconditionally, guaranteed on a senior unsecured basis initially by two of the Company’s wholly owned subsidiaries, and all of the Company’s future subsidiaries other than immaterial subsidiaries. The Senior Notes due 2019 and the subsidiary guarantees were offered and sold in private transactions in accordance with Rule 144A and Regulation S under the Securities Act. When issued, the Senior Notes due 2019 and subsidiary guarantees were not registered under the Securities Act or applicable state securities laws and could not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. However, in connection with the closing of the offering of the Senior Notes due 2019, the Company entered into a registration rights agreement (the “Senior Notes Registration Rights Agreement”) with the initial purchasers of the Senior Notes due 2019, pursuant to which the Company and the subsidiary guarantors agreed, among other things, to register notes and guarantees under the Securities Act pursuant to which such registered notes would have substantially identical terms to the Senior Notes due 2019 and to consummate an exchange offer for such registered notes in exchange for the then-outstanding Senior Notes due 2019. On December 19, 2011, the Company completed the Secured Notes Exchange Offer, pursuant to which only $1,970,000 aggregate principal amount of the Senior Notes due 2019 remained outstanding. On January 13, 2012, the Company commenced an exchange offer pursuant to the Senior Notes Registration Rights Agreement to exchange the outstanding $1,970,000 aggregate principal amount of Senior Notes due 2019 for registered notes having substantially identical terms to the Senior Notes due 2019 except that such registered notes will not contain restrictions on transfer, registration rights or provisions for additional interest.

The Senior Notes due 2019 and the subsidiary guarantees are senior, unsecured obligations of the Company and the guarantors, respectively, and rank equal in right of payment with the Company’s and the guarantors’ existing and future senior unsecured debt, senior in right of payment to the Company’s and the guarantors’ obligations that are expressly subordinated to the Senior Notes due 2019, if any, and effectively junior to all of the Company’s and the guarantors’ obligations that are secured by liens, including the Old Notes/New Notes, to the extent of the value of the assets securing such obligations and all existing and future indebtedness and other liabilities of any subsidiary that is not a guarantor of the Senior Notes due 2019.

In connection with the Secured Notes Exchange Offer and related consent solicitation, on December 19, 2011, the Company executed a First Supplemental Indenture to the Senior Notes Indenture, which amended the Senior Notes Indenture by removing substantially all of the covenants and certain events of default in the Senior Notes Indenture.

5.00% Convertible Senior Notes Due 2013

In February 2008, we completed a $125 million private placement of 5.00% Convertible Senior Notes due 2013 (the “5.00% Convertible Notes”). Net proceeds of approximately $121 million were used to repay our prior secured revolving credit facility and other indebtedness. The 5.00% Convertible Notes are governed by an indenture, dated as of February 15, 2008 between the Company and The Bank of New York Trust Company, N.A., as trustee.

The 5.00% Convertible Notes bear interest at a rate of 5.00% per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning August 1, 2008. The 5.00% Convertible Notes mature on February 1, 2013, unless earlier converted or repurchased by us. Holders may convert their 5.00% Convertible Notes at their option prior to the close of business on the business day immediately preceding November 1, 2012 only under the following circumstances:

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during any fiscal quarter commencing after March 31, 2008 if the last reported sale price of our common stock for at least 20 trading days during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each such trading day;

•

during the five business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of 5.00% Convertible Notes for each day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such day;

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upon the occurrence of a corporate event pursuant to which: (1) we issue rights to all or substantially all of the holders of our common stock entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at a price below the average market price at the time, or (2) we distribute to all or substantially all of the holders of our common stock our assets, debt securities or rights to purchase our securities, if the distribution has a per share value in excess of 10% of the last reported sale price for our common stock at the time; or

•

if: (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act acquires more than 50% of our outstanding voting stock, (2) we consummate a recapitalization, reclassification or change of our common stock as a result of which our common stock would be converted into or exchanged for stock, other securities, other property or assets, (3) we consummate a share exchange, consolidation or merger pursuant to which our common stock will be converted into cash, securities or other property, (4) we consummate any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our and our subsidiaries’ consolidated assets to any person other than one of our subsidiaries, (5) continuing directors cease to constitute at least a majority of our board of directors, (6) our shareholders approve any plan or proposal for our liquidation or dissolution, or (7) our common stock ceases to be listed on a United States national or regional securities exchange (any of the events described in clauses (1) through (7), a “fundamental change”).

On or after November 1, 2012 until the close of business on the business day immediately preceding the maturity date, holders may convert their 5.00% Convertible Notes at any time, regardless of the foregoing circumstances.

Upon conversion, we will satisfy our conversion obligation by paying and delivering cash for the lesser of the principal amount or the conversion value, and, if the conversion value is in excess of the principal amount, by paying or delivering, at our option, cash and/or shares of our common stock for such excess. The conversion value is a daily value calculated on a proportionate basis for each day of a 60 trading-day observation period.

The conversion rate is initially 30.7692 shares of our common stock per $1,000 principal amount of 5.00% Convertible Notes (equivalent to a conversion price of approximately $32.50 per share of common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for accrued interest. In addition, following any fundamental change that occurs prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its 5.00% Convertible Notes in connection with such a fundamental change in certain circumstances. The increase in the conversion rate is determined based on a formula that takes into consideration our stock price at the time of the fundamental change (ranging from $25.00 to $150.00 per share) and the remaining time to maturity of the 5.00% Convertible Notes. The increase in the conversion rate ranges from 0% to 30%, increasing as the stock price at the time of the fundamental change increases from $25.00 and declining as the remaining time to maturity of the 5.00% Convertible Notes decreases.

We may not redeem the 5.00% Convertible Notes prior to maturity. However, if we undergo a fundamental change, holders may require us to repurchase the 5.00% Convertible Notes in whole or in part for cash at a price equal to 100% of the principal amount of the 5.00% Convertible Notes to be repurchased plus any accrued and unpaid interest (including additional interest, if any) to, but excluding, the fundamental change repurchase date.

The 5.00% Convertible Notes are senior unsecured obligations of the Company and rank equally in right of payment to all of our other existing and future senior indebtedness and our existing 4.50% Convertible Notes discussed below. The 5.00% Convertible Notes are effectively subordinated to all our secured indebtedness, including indebtedness under the Old Notes Indenture, to the extent of the value of our assets pledged as collateral for such indebtedness. The 5.00% Convertible Notes are also effectively subordinated to all liabilities of our subsidiaries, including liabilities under any guarantees they have issued.

As of September 30, 2011, the unamortized discount is expected to be amortized into earnings over 1.3 years. The carrying value of the equity component of the 5.00% Convertible Notes was $3.9 million as of September 30, 2011.

On January 28, 2011, the Company announced the commencement of a tender offer for up to $50 million aggregate principal amount of the outstanding 5.00% Convertible Notes. The tender offer expired March 11, 2011 and the Company retired $50 million aggregate principal amount of the 5.00% Convertible Notes.

4.50% Convertible Senior Notes Due 2015

In October 2009, we completed an $86.3 million public offering of 4.50% convertible senior notes due 2015 (“4.50% Convertible Notes”). The proceeds of the offering were used to repay outstanding senior subordinated secured notes due 2012 and a portion of the outstanding indebtedness under our prior secured revolving credit facility.

The 4.50% Convertible Notes bear interest at a rate of 4.50% per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning May 1, 2010. The 4.50% Convertible Notes mature on May 1, 2015, unless earlier converted or repurchased by us. Holders may convert their notes prior to the close of business on the business day immediately preceding February 1, 2015, only under the following circumstances:

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during any fiscal quarter commencing after January 1, 2010, if the last reported sale price of our common stock for at least 20 trading days during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each such trading day;

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during the five business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of 4.50% Convertible Notes for each day of such five consecutive trading-day period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such day;

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upon the occurrence of a corporate event pursuant to which: (1) we issue rights to all or substantially all of the holders of our common stock entitling them to purchase, for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase, shares of our common stock at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance; (2) we distribute to all or substantially all of the holders of our common stock our assets, debt securities or rights to purchase our securities, if the distribution has a per share value in excess of 10% of the last reported sale price for our common stock on the trading day immediately preceding the date of announcement of such distribution; or (3) we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets, pursuant to which our common stock would be converted into cash, securities or other assets;

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if: (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act acquires more than 50% of our outstanding voting stock, (2) we consummate a recapitalization, reclassification or change of our common stock as a result of which our common stock would be converted into or exchanged for stock, other securities, other property or assets, less than 90% of which received by our common shareholders consists of publicly traded securities, (3) we consummate a share exchange, consolidation or merger pursuant to which our common stock will be converted into cash, securities or other property, (4) we consummate any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our and our subsidiaries’ consolidated assets to any person other than one of our subsidiaries, (5) continuing directors cease to constitute at least a majority of our board of directors, (6) our shareholders approve any plan or proposal for our liquidation or dissolution, or (7) our common stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market; or

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if we call the 4.50% Convertible Notes for redemption, at any time prior to the close of business on the business day prior to the redemption date (any of the events described in the fourth and fifth bullets above, a “make-whole fundamental change”).

On or after February 1, 2015 until the close of business on the business day immediately preceding the maturity date, holders may convert their 4.50% Convertible Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

Upon conversion, we will satisfy our conversion obligation by paying or delivering cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. The conversion rate is initially 53.3333 shares of our common stock per $1,000 principal amount of 4.50% Convertible Notes (equivalent to a conversion price of approximately $18.75 per share of our common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for accrued and unpaid interest. In addition, following any make-whole fundamental change that occurs prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its 4.50% Convertible Notes in connection with such a make-whole fundamental change in certain circumstances. The increase in the conversion rate is determined based on a formula that takes into consideration our stock price at the time of the make-whole fundamental change (ranging from $15.00 to $100.00 per share) and the remaining time to maturity of the 4.50% Convertible Notes. The increase in the conversion rate declines from a high of 25.0% to 0.0% as the stock price at the time of the make-whole fundamental change increases from $15.00 and the remaining time to maturity of the 4.50% Convertible Notes decreases.

On or after November 1, 2012, and prior to the maturity date, we may redeem for cash all, but not less than all, of the 4.50% Convertible Notes if the last reported sales price of our common stock equals or exceeds 130% of the conversion price then in effect for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day immediately prior to the date of the redemption notice. The redemption price will equal 100% of the principal amount of the 4.50% Convertible Notes to be redeemed plus any accrued and unpaid interest, including any additional interest, to, but excluding, the redemption date. To the extent a holder converts its 4.50% Convertible Notes in connection with our redemption notice, we will increase the conversion rate as described in the preceding paragraph.

The 4.50% Convertible Notes are senior, unsecured obligations of the Company and rank equally in right of payment with our senior unsecured debt and our existing 5.00% Convertible Notes, and are senior in right of payment to our debt that is expressly subordinated to the 4.50% Convertible Notes, if any. The 4.50% Convertible Notes are structurally subordinated to all debt and other liabilities and commitments of our subsidiaries, including our subsidiaries’ guarantees of our indebtedness under the Old Notes Indenture, and are effectively junior to our secured debt to the extent of the value of the assets securing such debt.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. We have designated 25,000 of such shares as Series A Junior Participating Preferred Stock in connection with our Rights Plan.

We have also designated 6,000,000 of such shares as 9.25% Series B Cumulative Preferred Stock (“9.25% Preferred Stock”), of which 3,176,734 shares were issued and outstanding as of September 30, 2011. The 9.25% Preferred Stock has a dividend preference of $2.3125 per share per year, which must be satisfied before we may pay any dividends on any junior securities, including our common stock. The 9.25% Preferred Stock also has a liquidation preference entitling the holders thereof to receive the $25 stated value per share of 9.25% Preferred Stock, plus all accrued and unpaid dividends prior to any funds being available for distribution in liquidation to the holders of our junior securities, including our common stock. We may redeem the 9.25% Preferred Stock at our option after September 30, 2011, and we are required to redeem the 9.25% Preferred Stock upon any change of control involving our Company other than to a qualifying public company or upon certain changes in our management that result in Ken L. Kenworthy, Jr. no longer serving as our Chief Executive Officer. The holders of 9.25% Preferred Stock have voting rights in certain limited circumstances.

The board of directors is authorized, without any further action by shareholders, to determine the rights, preferences, privileges and restrictions of any series of preferred stock, the number of shares constituting any such series, and the designation thereof.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On December 19, 2011, we completed an exchange offer (“Secured Notes Exchange Offer”) and consent solicitation with respect to our outstanding 11.375% Senior Notes due 2019, or “Senior Notes due 2019.” Pursuant to the Secured Notes Exchange Offer, we offered for each $1,000 principal amount of Senior Notes due 2019 validly tendered and accepted by us, at the election of each holder tendering such notes, either (i) $750.00 principal amount of our Old Notes or (ii) $971.40 principal amount of our Old Notes if the holder tendering its Senior Notes due 2019 also subscribed to purchase for cash an additional $600.00 principal amount of our Old Notes, to be issued at par, and in either case in addition to any accrued and unpaid interest, but excluding any liquidated damages, up to, but not including, the date the Senior Notes due 2019 were purchased by us under the terms of the Secured Notes Exchange Offer.

On December 19, 2011, the Company also entered into purchase agreements with each of the supporting holders (the “Supporting Holders”) who previously executed support agreements with the Company prior to the launch of the Secured Notes Exchange Offer (the “Purchase Agreements”). Pursuant to the Purchase Agreements, the Supporting Holders agreed to purchase an aggregate principal amount of approximately $13.3 million of Old Notes, which amount, together with cash paid by tendering holders of Senior Notes due 2019 in the exchange and purchase election, resulted in gross proceeds from the issuance of Old Notes of $100.0 million.

On December 19, 2011, in connection with the completion of the Secured Notes Exchange Offer and the Purchase Agreements, the Company executed an Indenture (the “Old Notes Indenture”), dated as of December 19, 2011, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, and the Company issued $283,475,000 aggregate principal amount of Old Notes pursuant to the Indenture. The Old Notes are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, on a senior secured basis by each of the Company’s existing and future domestic restricted subsidiaries (the “Guarantors”). All of the Company’s existing subsidiaries other than Endeavor Gathering, LLC are domestic restricted subsidiaries and Guarantors.

In addition, on December 19, 2011, the Company and each of the Guarantors (the Guarantors, together with the Company, the “Obligors”) entered into a registration rights agreement (the “Registration Rights Agreement”) with the Supporting Holders for the benefit of all holders of the Old Notes, pursuant to which the Obligors agreed to (a) (i) file with the United States Securities and Exchange Commission a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a registered offer to exchange any and all of the Old Notes (including the Guarantees with respect thereto) for a like aggregate principal amount of New Notes that are identical in all material respects to the Old Notes (except that the exchange notes will not contain restrictive legends or transfer restrictions or be subject to registration rights) and/or (ii) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Old Notes and the Guarantees thereof, and (b) use reasonable best efforts to have the Exchange Offer Registration Statement declared effective as soon as practicable thereafter and in no event consummate the Exchange Offer later than the 180th day after the date the Old Notes were issued.

We are making the exchange offer to fulfill our contractual obligations under the Registration Rights Agreement. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Pursuant to the exchange offer, we will issue the New Notes in exchange for Old Notes. The terms of the New Notes are identical in all material respects to those of the Old Notes, except that the New Notes (1) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes and (2) will not have registration rights or provide for any additional interest related to the obligation to register. Please read “Description of the Notes” for more information on the terms of the New Notes.

We are not making the exchange offer to, and will not accept tenders for exchange from, holders of Old Notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Unless the context requires otherwise, the term “holder” with respect to the exchange offer means any person in whose name the Old Notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by The Depository Trust Company, referred to as DTC, who desires to deliver such Old Notes by book–entry transfer at DTC.

We make no recommendation to the holders of Old Notes as to whether to tender or refrain from tendering all or any portion of their Old Notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of Old Notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Old Notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

In order to participate in the exchange offer, you must represent to us, among other things, that:

•	you are acquiring the New Notes in the exchange offer in the ordinary course of your business;

•	you do not have and, to your knowledge, no one receiving New Notes from you has, any arrangement or understanding with any person to participate in the distribution of the New Notes;

•	you are not one of our or our subsidiary guarantors’ “affiliates,” as defined in Rule 405 of the Securities Act;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the New Notes; and

•

if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes acquired as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of the New Notes.

Please read “Plan of Distribution.”

Terms of Exchange

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange Old Notes that are properly tendered at or before the expiration time and not withdrawn as permitted below. As of the date of this prospectus, $283,475,000 aggregate principal amount of Senior Secured Notes due 2017 are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date on the cover page of the prospectus to all holders of Old Notes known to us. Old notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess of $2,000.

Our acceptance of the tender of Old Notes by a tendering holder will form a binding agreement between the tendering holder and us upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

The form and terms of the New Notes being issued in the exchange offer are the same as the form and terms of the Old Notes except that:

•	the New Notes being issued in the exchange offer will have been registered under the Securities Act;

•	the New Notes being issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act;

•	the New Notes being issued in the exchange offer will not contain the registration rights contained in the Old Notes; and

•	the New Notes being issued in the exchange offer will not contain the provisions for additional interest relating to the Old Notes.

Expiration, Extension and Amendment

The expiration time of the exchange offer is 5:00 P.M., New York City time, on                     , 2012. However, we may, in our sole discretion, extend the period of time for which the exchange offer is open and set a later expiration date for the offer. The term “expiration time” as used herein means the latest time and date at which the exchange offer expires, after any extension by us (if applicable). If we decide to extend the exchange offer period, we will then delay acceptance of any Old Notes by giving oral or written notice of an extension to the holders of Old Notes as described below. During any extension period, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Old Notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

Our obligation to accept Old Notes for exchange in the exchange offer is subject to the conditions described below under “—Conditions to the Exchange Offer.” We may decide to waive any of the conditions in our discretion. Furthermore, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under the same heading. We will give oral or written notice of any extension, amendment, non–acceptance or termination to the holders of the Old Notes as promptly as practicable. If we materially change the terms of the exchange offer, we will resolicit tenders of the Old Notes, file a post–effective amendment to the prospectus and provide notice to you. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the holders have at least five business days to tender or withdraw. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 A.M., New York City time, on the first business day after the previously scheduled expiration time.

Procedures for Tendering

Valid Tender

Except as described below, a tendering holder must, prior to the expiration time, transmit to U.S. Bank National Association, the exchange agent, at the address listed below under the caption “—Exchange Agent”:

•	a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

•	if Old Notes are tendered in accordance with the book–entry procedures listed below, an agent’s message transmitted through DTC’s Automated Tender Offer Program, referred to as ATOP.

In addition, you must:

•	deliver certificates, if any, for the Old Notes to the exchange agent at or before the expiration time; or

•

deliver a timely confirmation of the book–entry transfer of the Old Notes into the exchange agent’s account at DTC, the book–entry transfer facility, along with the letter of transmittal or an agent’s message; or

•	comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book–entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

If the letter of transmittal is signed by a person other than the registered holder of Old Notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The Old Notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the Old Notes must be signed exactly as the name of any registered holder appears on the Old Notes.

If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys–in–fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering, each holder will represent to us that, among other things, the person is not our affiliate or an affiliate of any of our subsidiary guarantors, the New Notes are being acquired in the ordinary course of business of the person receiving the New Notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the New Notes. Each broker-dealer must represent that it is not engaged in, and does not intend to engage in, a distribution of the New Notes, and each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. Please read “Plan of Distribution.”

The method of delivery of Old Notes, letters of transmittal and all other required documents is at your election and risk, and the delivery will be deemed made only upon actual receipt or confirmation by the exchange agent. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Holders tendering through DTC’s ATOP system should allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such dates.

No Old Notes, agent’s messages, letters of transmittal or other required documents should be sent to us. Delivery of all Old Notes, agent’s messages, letters of transmittal and other documents must be made to the exchange agent. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s ATOP system may make book–entry delivery of the Old Notes by causing DTC to transfer the Old Notes into the exchange agent’s account. The tender by a holder of Old Notes, including pursuant to the delivery of an agent’s message through DTC’s ATOP system, will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered Old Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Old Notes not validly tendered or any Old Notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Old Notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of Old Notes, none of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

Although we have no present plan to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any Old Notes that are not tendered in the exchange offer, we reserve the right, in our sole discretion, to purchase or make offers for any Old Notes after the expiration date of the exchange offer, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the Old Notes surrendered for exchange are tendered:

•	by a registered holder of the Old Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes within the meaning of Rule 17Ad-15 under the Exchange Act.

Book-entry Transfer

The exchange agent will make a request to establish an account for the Old Notes at DTC for purposes of the exchange offer. Any financial institution that is a participant in DTC’s system may make book–entry delivery of Old Notes by causing DTC to transfer those Old Notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration time or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book–entry transfer of the tendered Old Notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book–entry transfer. The confirmation of this book–entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of New Notes issued in the exchange offer may be effected through book–entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address listed under “—Exchange Agent” at or prior to the expiration time; or

•	comply with the guaranteed delivery procedures described below.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery

If a registered holder of Old Notes desires to tender the Old Notes, and the Old Notes are not immediately available, or time will not permit the holder’s Old Notes or other required documents to reach the exchange agent before the expiration time, or the procedures for book–entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

•	the tender is made through an eligible institution;

•

prior to the expiration time, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly and validly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us:

1.	stating the name and address of the holder of Old Notes and the amount of Old Notes tendered,

2.	stating that the tender is being made, and

3.	guaranteeing that within three New York Stock Exchange trading days after the expiration time, the certificates for all physically tendered Old Notes, in proper form for transfer, or a book–entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the certificates for all physically tendered Old Notes, in proper form for transfer, or a book–entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form and eligibility of Old Notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding. We reserve the right to reject any particular old note not properly tendered or of which our acceptance might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration time, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the applicable expiration time, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within a reasonable period of time.

Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of Old Notes. Moreover, neither we, the exchange agent nor any other person will incur any liability for failing to give notifications of any defect or irregularity.

Acceptance of Old Notes for Exchange; Issuance of New Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration time, all Old Notes properly tendered. We will issue the New Notes promptly after acceptance of the Old Notes. For purposes of an exchange offer, we will be deemed to have accepted properly tendered Old Notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

For each old note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to that of the surrendered old note. Under the registration rights agreement, we may be required to make additional payments of interest to the holders of the Old Notes under circumstances relating to the timing of the exchange offer.

In all cases, issuance of New Notes for Old Notes will be made only after timely receipt by the exchange agent of:

•	a certificate for the Old Notes, or a timely book-entry confirmation of the Old Notes, into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder of the Old Notes. In the case of Old Notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged Old Notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer. For each old note accepted for exchange, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note.

Interest Payments on the New Notes

The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes for which they were exchanged. Accordingly, registered holders of New Notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the date the Old Notes were issued or, if interest has already been paid on the Old Notes, the most recent interest payment date on the Old Notes. Old notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the Old Notes.

Withdrawal Rights

Tender of Old Notes may be properly withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

For a withdrawal to be effective with respect to Old Notes, the exchange agent must receive a written notice of withdrawal before the expiration time delivered by hand, overnight by courier or by mail, at the address indicated under “—Exchange Agent” or, in the case of eligible institutions, at the facsimile number, or a properly transmitted “Request Message” through DTC’s ATOP system. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the Old Notes to be withdrawn;

•	identify the Old Notes to be withdrawn, including certificate numbers and principal amount of the Old Notes;

•	contain a statement that the holder is withdrawing its election to have the Old Notes exchanged;

•

other than a notice transmitted through DTC’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Old Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the Old Notes register the transfer of the Old Notes in the name of the person withdrawing the tender; and

•	specify the name in which the Old Notes are registered, if different from that of the depositor.

If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If Old Notes have been tendered in accordance with the procedure for book-entry transfer described below, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes.

Any Old Notes properly withdrawn will be deemed not to have been validly tendered for exchange. New Notes will not be issued in exchange unless the Old Notes so withdrawn are validly re-tendered.

Properly withdrawn Old Notes may be re-tendered by following the procedures described under “—Procedures for Tendering” above at any time at or before the expiration time.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any Old Notes for any New Notes, and, as described below, may terminate the exchange offer, whether or not any Old Notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists:

•

there shall occur a change in the current interpretation by the staff of the SEC which permits the New Notes issued pursuant to the exchange offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by the holders (other than broker-dealers and any holder which is an affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of the New Notes;

•

any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body seeking to enjoin, make illegal or delay completion of the exchange offer or otherwise relating to the exchange offer;

•	any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with such exchange offer;

•	a banking moratorium shall have been declared by United States federal or New York State authorities;

•

trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended, or a limitation on prices for securities imposed, by order of the SEC or any other governmental authority;

•

an attack on the United States, an outbreak or escalation of hostilities or acts of terrorism involving the United States, or any declaration by the United States of a national emergency or war shall have occurred;

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or proceedings shall have been initiated or, to our knowledge, threatened for that purpose or any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the exchange offer; or

•

any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which is or may be adverse to us or we shall have become aware of facts that have or may have an adverse impact on the value of the Old Notes or the New Notes, which in our sole judgment in any case makes it inadvisable to proceed with the exchange offer, with the acceptance of Old Notes for exchange or with the exchange of Old Notes for New Notes.

If we determine in our sole discretion that any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer, whether or not any Old Notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. Please read “—Expiration, Extension and Amendment” above.

If any of the above events occur, we may:

•	terminate the exchange offer and promptly return all tendered Old Notes to tendering holders;

•	complete and/or extend the exchange offer and, subject to your withdrawal rights, retain all tendered Old Notes until the extended exchange offer expires;

•	amend the terms of the exchange offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

We may assert these conditions with respect to the exchange offer regardless of the circumstances giving rise to them. All conditions to the exchange offer, other than those dependent upon receipt of necessary government approvals, must be satisfied or waived by us before the expiration of the exchange offer. We may waive any condition in whole or in part at any time in our reasonable discretion. Our failure to exercise our rights under any of the above circumstances does not represent a waiver of these rights. Each right is an ongoing right that may be asserted at any time. Any determination by us concerning the conditions described above will be final and binding upon all parties.

If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the Old Notes, and we will extend the exchange offer for a period of five to ten business days, as required by applicable law, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Resales of New Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, we believe that New Notes issued in the exchange offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders of the New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the New Notes are acquired in the ordinary course of the holders’ business;

•	the holders have no arrangement or understanding with any person to participate in the distribution of the New Notes;

•	the holders are not “affiliates” of ours or of any of our subsidiary guarantors within the meaning of Rule 405 under the Securities Act; and

•	the holders are not broker-dealers who purchased Old Notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter. The staff of the SEC may not make a similar determination with respect to the exchange offer as in the other circumstances. Each holder who wishes to exchange Old Notes for New Notes will be required to represent that it meets the requirements above.

Any holder who is an affiliate of ours or any of our subsidiary guarantors or who intends to participate in the exchange offer for the purpose of distributing New Notes or any broker-dealer who purchased Old Notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•	cannot rely on the applicable interpretations of the staff of the SEC mentioned above;

•	will not be permitted or entitled to tender the Old Notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge by way of letter of transmittal that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. Please read “Plan of Distribution.” A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resales of New Notes received in exchange for Old Notes that the broker-dealer acquired as a result of market-making or other trading activities. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the exchange offer.

In addition, to comply with state securities laws, the New Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the New Notes to “qualified institutional buyers,” as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of New Notes in any state where an exemption from registration or qualification is required and not available.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

U.S. BANK NATIONAL ASSOCIATION

By Mail:	By Hand or Courier:	By Facsimile Transmission (for Eligible Institutions only):
U.S. Bank National Association Attn: Specialized Finance 60 Livingston Avenue Mail Station – EP-MN-WS2N St. Paul, MN 55107-2292	U.S. Bank National Association Attn: Specialized Finance 111 Fillmore Avenue St. Paul, MN 55107-1402	651-495-8158 Attention: Specialized Finance Confirm via email: escrowexchangepayments@usbank.com

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

The expenses of soliciting tenders pursuant to this exchange offer will be paid by us. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of Old Notes, and in handling or tendering for their customers. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes on the exchange. If, however, New Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of Old Notes under the exchange offer.

Consequences of Failure to Exchange Outstanding Securities

Holders who desire to tender their Old Notes in exchange for New Notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor us is under any duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange.

Old notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the Old Notes and the existing restrictions on transfer set forth in the legend on the Old Notes set forth in the indenture for the notes. Except in limited circumstances with respect to specific types of holders of Old Notes, we will have no further obligation to provide for the registration under the Securities Act of such Old Notes. In general, Old Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

We do not currently anticipate that we will take any action to register the Old Notes under the Securities Act or under any state securities laws. Upon completion of the exchange offer, holders of the Old Notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

Holders of the New Notes issued in the exchange offer, any Old Notes which remain outstanding after completion of the exchange offer and the previously issued notes will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Accounting Treatment

We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The costs associated with the exchange offer will be expensed as incurred.

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

DESCRIPTION OF THE NOTES

The Company will issue the senior secured notes due 2017 (the “Notes”) under an Indenture (the “Indenture”) among itself, the Guarantors and U.S. Bank National Association, as trustee and Collateral Agent (in such respective capacities, the “Trustee” and the “Collateral Agent”). The “Notes” as described in this “Description of the Notes” refer to the “New Notes” as defined elsewhere in this Prospectus. The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture is unlimited in aggregate principal amount, although the issuance of Notes in the exchange offer will be limited to $283,475,000. We may also issue additional notes having identical terms and conditions as the Notes (the “Additional Notes”) under certain circumstances, as described below and in compliance with the covenant described under the subheading “—Certain Covenants—Limitations on Indebtedness and Preferred Stock.” Any Additional Notes will be part of the same issuance of the Notes that the Company is currently offering and will vote on all matters with the Holders of the Notes. It is possible, however, that any series of such Additional Notes will not be treated as part of the same issue as other notes for United States federal income tax purposes and may therefore bear a legend regarding the tax treatment of such Additional Notes and will not trade fungibly with other Notes. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Notes,” references to the Notes include any Additional Notes actually issued. The Notes will have the benefit of a first-priority perfected security interest in the Collateral, as provided in the Security Documents and the Intercreditor Agreement.

The following description is a summary of the material provisions of the Indenture, the Intercreditor Agreement and the Security Documents. It does not restate those agreements in their entirety. Prospective investors in the Notes should read the Indenture, the Intercreditor Agreement and the Security Documents because they, and not this description, define your rights as Holders of the Notes. Copies of the Indenture, the Intercreditor Agreement and the Security Documents are available as set forth below under “Where You Can Find More Information.”

You will find the definitions of capitalized terms used in this Description of the Notes under the heading “Certain Definitions.” For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to GMX Resources Inc. and not to any of its Subsidiaries.

General

The Notes. The Notes will:

•	be senior Obligations of the Company;

•	be secured by a first-priority perfected Lien on the Collateral described herein (subject to Permitted Liens);

•	rank senior in right of payment to all existing and future Obligations of the Company that are subordinated in right of payment to the Notes;

•

rank pari passu in right of payment with any other unsubordinated Obligations of the Company (though they will be effectively senior to any such Obligations to the extent of the value of the Collateral securing such Obligations);

•

be effectively subordinated to all Obligations of the Company that are secured by assets of the Company subject to a Permitted Lien ranking higher in priority to the Note Liens or that are subject to a Permitted Lien that causes such assets to be excluded from the Collateral, to the extent of the value of the Collateral securing such Obligations (including Obligations outstanding from time to time under a Permitted Letter of Credit Facility or any Permitted Commodity Hedging Obligation subject to a Permitted Lien ranking higher in priority to the Note Liens);

•	be structurally subordinated to all Obligations of Subsidiaries of the Company that are not Guarantors;

•	be represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in definitive form; and

•	be subject to the provisions of the Intercreditor Agreement entered into by the Collateral Agent in respect of the Notes.

The Note Guarantees. The Notes will be fully and unconditionally guaranteed on a senior secured basis by each existing and future wholly-owned domestic subsidiary of the Company (the “Guarantors”), including Diamond Blue Drilling Co. and Endeavor Pipeline Inc., each a direct or indirect wholly-owned subsidiary of the Company (see “Note Guarantees”).

Each Note Guarantee will:

•	be a senior Obligation of the relevant Guarantor;

•	be secured by a first-priority perfected Lien on the Collateral described herein (subject to Permitted Liens);

•	rank senior in right of payment to all existing and future Obligations of the relevant Guarantor that are subordinated in right of payment to the Notes;

•

rank pari passu in right of payment with any other unsubordinated Obligations of the relevant Guarantor (though they will be effectively senior to any such Obligations of the relevant Guarantor to the extent of the value of the Collateral securing such Obligations);

•

be effectively subordinated to all Obligations of the Guarantor that are secured by assets of the Guarantor subject to a Permitted Lien ranking higher in priority to the Note Liens or that are subject to a Permitted Lien that causes such assets to be excluded from the Collateral, to the extent of the value of the Collateral securing such Obligations (including Obligations outstanding from time to time under a Permitted Letter of Credit Facility or any Permitted Commodity Hedging Obligations subject to a Permitted Lien ranking higher in priority to the Note Liens);

•	be subject to the provisions of the Intercreditor Agreement entered into by the Collateral Agent in respect of the Notes.

Security and Collateral.

General.

The Obligations of the Company and the Guarantors under the Notes, the Indenture, the Security Documents, the Intercreditor Agreement and the Note Guarantees (collectively with all related Obligations of the Company and the Guarantors, the “Note Obligations”) will be secured by first-priority perfected Liens (the “Note Liens”) in favor of the Collateral Agent (subject to Permitted Liens) on substantially all right, title and interest in or to substantially all of the assets and properties now owned or at any time hereafter acquired by the Company and the Guarantors (including though an Asset Swap), including without limitation Mortgages on the Company’s and each Guarantor’s right, title and interests in certain real property, machinery, systems, equipment, fixtures and appurtenances, subject to customary and other exceptions including, without limitation, restrictions under applicable laws or regulations or contractual obligations (the “Collateral”). The Collateral represents substantially all of the assets of the Company and the Guarantors, and includes, but is not limited to the following:

(1)(a) subject to certain de minimis exclusions, all of the Company’s and the Guarantors’ proved Oil and Gas Properties located in the United States as reflected in the most recent available annual Reserve Report on such reserves;

(b) subject to certain de minimis exclusions, all of the Company’s and the Guarantors’ unproved Oil and Gas Properties located in the United States;

(c) all of the current and future personal property of the Company and the Guarantors, including (i) cash and cash equivalents, (ii) accounts receivable, (iii) inventory, (iv) titled vehicles with individual Fair Market Values in excess of $100,000, provided, that to the extent the total Fair Market Value of all titled vehicles with individual Fair Market Values below $100,000 shall exceed $5.0 million, in the aggregate, such excess shall be required to be made part of the Collateral and (iv) subject to the qualification in the paragraph below, the Capital Stock owned by the Company and any of the Guarantors, though the pledge of any Capital Stock of any future foreign subsidiary will be limited to 65% of the Capital Stock thereof and Permitted Liens securing Permitted Letter of Credit Facilities and Permitted Commodity Hedging Obligations may exist that have priority. The Notes will not be secured by the assets of any Subsidiary that is not a Guarantor, which will include all foreign subsidiaries of the Company and Unrestricted Subsidiaries;

(2) any assets substituted for such Collateral as provided for in the Security Documents; and

(3) any proceeds of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include assets acquired, constructed or improved with the proceeds of Indebtedness Incurred pursuant to clause (6) of the definition of “Permitted Debt” if such assets are subject to a Lien securing such Indebtedness pursuant to clause (10) of the definition of “Permitted Liens”.

Additionally, the Capital Stock and other securities of a Subsidiary will constitute Collateral only to the extent that such Capital Stock or other securities can secure the Note Obligations without Rule 3-16 of Regulation S-X under the Securities Act (or any other similar law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC. In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Capital Stock or other securities secure the Note Obligations, then the Capital Stock and other securities of such Subsidiary will automatically be deemed not to be part of the Collateral securing the Note Obligations but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, the Intercreditor Agreement and the Security Documents may be amended or modified, without the consent of any Holder of such Notes, to the extent necessary to release the Note Liens in favor of the Collateral Agent on the shares of Capital Stock or other securities of such Subsidiary that are so deemed to no longer constitute part of the Collateral. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would permit) all or a portion of such Subsidiary’s Capital Stock or other securities to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock or other securities (as the case may be) of such Subsidiary will automatically be deemed to be a part of the Collateral. The foregoing provision is referred to herein as the “S-X 3-16 Exclusion”. The Company and the Restricted Subsidiaries shall not incur intercompany Indebtedness or other Obligations that are evidenced by any Capital Stock or other securities that would be excluded from the Collateral as a result of the S-X 3-16 Exclusion.

Security Documents

The Company, the Trustee and the Collateral Agent will, on or prior to the Issue Date, and from time to time, enter into various agreements in respect of the Collateral, including security agreements, pledge agreements and various Mortgages, each as amended, supplemented or otherwise modified from time to time (collectively, the “Security Documents”), that will establish the terms of the security interests and Note Liens that will secure Note Obligations.

Unless an Event of Default under the Indenture shall have occurred and be continuing and subject to the terms of the Security Documents and the Intercreditor Agreement, the Company and the Guarantors shall have the right (i) to remain in possession and retain exclusive control of the Collateral securing the Note Obligations (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and required to be deposited with the Collateral Agent (or any financial institution which has executed and delivered a Control Agreement) in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents and the Intercreditor Agreement), (ii) to exercise all voting and other rights with respect to the Capital Stock pledged as Collateral, (iii) to retain exclusive control over the Collateral (except as otherwise provided in the Security Documents), (iv) to freely operate the Collateral, (v) to alter or repair the Collateral, and (vi) to collect, invest and dispose of any income therefrom. Upon an Event of Default that has occurred and is continuing, to the extent permitted by law and after notice by the Trustee to the Company, these rights will cease, and the Trustee will be entitled to foreclose upon and sell the Collateral or any part thereof and otherwise exercise remedies in respect thereof, in each case, solely as provided in the Security Documents and the Intercreditor Agreement.

Subject to the covenant described under “—Certain Covenants—Limitations on Liens,” the Indenture permits the Company to encumber any of its assets or those of the Guarantors not constituting Collateral in order to secure other Indebtedness and also permits the encumbrance of Collateral with Permitted Liens, some of which may be of higher priority than the Note Liens.

There can be no assurance that the Trustee will be able to sell the Collateral without substantial delays or that the proceeds obtained will be sufficient to pay all amounts owed to the Trustee, Holders of Notes and holders of Permitted Liens, if any. The Collateral release provisions of the Indenture and the Security Documents permit the release of Collateral without substitution of collateral of equal value under certain circumstances.

Subject to the provisions of the Indenture, the Security Documents and the Intercreditor Agreement, the Trustee in its sole discretion and without the consent of the Holders of the Notes, on behalf of such Holders, may take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Note Documents; and

(b) collect and receive any and all amounts payable in respect of the Note Obligations of the Company or any Guarantor under the Notes, the Indenture and the other Note Documents.

The Security Documents provide that the Company and the Guarantors party thereto will, and will cause each of their Subsidiaries to, do or cause to be done all acts and things which may be required, or which the Trustee from time to time may reasonably request, to assure and confirm that the Trustee holds, for the benefit of the Holders of Notes, valid, enforceable and perfected first-priority Liens (subject to Permitted Liens) upon the Collateral as contemplated by the Indenture and the other Note Documents. These security interests and Note Liens secure the payment and performance when due of all of the Note Obligations of the Company and the Guarantors under the Notes, the Indenture, the Note Guarantees, the Intercreditor Agreement and the Security Documents.

With respect to any interest in certain Oil and Gas Properties owned by the Company or a Guarantor on the Issue Date or Oil and Gas Properties acquired by the Company or a Guarantor after the Issue Date:

(1)

with respect to its Oil and Gas Properties, the Company has delivered or will deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, fully executed counterparts of Mortgages, each dated as of the Issue Date or, if later, the date such property is pledged to secure the Note Obligations in accordance with the requirements of the Security Documents, duly executed by the Company or the applicable Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected Lien (although certain Permitted Liens may be prior) to secure the Note Obligations against the properties purported to be covered thereby; provided, however, that no Mortgage shall be required for any Oil and Gas Property (i) the

Fair Market Value of which is less than $500,000, or (ii) (x) that is acquired by the Company or any Guarantor through a Permitted Asset Swap and (y) that is held by the Company or any Guarantor for less than 60 days; provided, further, that the Fair Market Value of all Oil and Gas Properties exempted pursuant to the immediately preceding proviso shall not exceed $5.0 million in the aggregate, and

(2)	the Company and the Guarantors are required to deliver to the Collateral Agent, with respect to each of the covered Oil and Gas Properties, such filings (including UCC-1 financing statements to perfect a Lien for the benefit of the Collateral Agent to secure the Note Obligations, on the personal property situated on all or any part of the Mortgaged Property and fixture filings), along with such other documents, instruments, certificates and agreements, as reasonably required to create, evidence or perfect a valid Lien on the property subject to each such Mortgage and as the Collateral Agent and its counsel may reasonably require (although certain Permitted Liens may be rank higher than the Note Liens).

Not less than annually, the Company and the Guarantors will be required to review the Reserve Report and the list of current Mortgaged Properties to ascertain whether the Mortgaged Properties represent 100% of the total PV-10 Value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 100% of such total PV-10 Value, then the Company and the Guarantors are required to grant promptly to the Collateral Agent a Lien upon such property (subject to Permitted Liens) as security for the Notes.

In addition, from and after the Issue Date, if the Company or a Guarantor forms any new Subsidiaries of the type that would be subject to a Note Guarantee or a Security Document, then the Company and/or such Guarantor and Subsidiary shall enter into such Note Guarantees and Security Documents as are necessary to include the applicable Capital Stock of such Subsidiary and the assets of such Subsidiary as part of the Collateral.

Even though the Notes and the Note Guarantees are required to be secured, pursuant to the terms of the Security Documents, the Note Liens in the Collateral securing the Notes and the Note Guarantees under the Security Documents will be effectively subordinated to certain Permitted Liens. In addition, the Notes will not be secured by any of the assets of any Subsidiary that is not a Guarantor, which currently include one existing non-wholly owned subsidiary of the Company. See “Risk factors—Risks Related to the Exchange Offer and the New Notes.”

In connection with this offering, the Company and the Guarantors are not required to provide surveys or title insurance with respect to their real properties intended to constitute Collateral. See “Risk factors—Risks Related to the Exchange Offer and the New Notes—With respect to our real properties to be mortgaged as security for the New Notes, no surveys or title insurance will be delivered. There will be no independent assurance, therefore, that the Mortgages securing the New Notes are encumbering the correct real properties or that there are no liens other than those permitted by the Indenture encumbering such real properties.”

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Certain of our assets may become subject to Production Payments and Reserve Sales, and in the event of bankruptcy, liquidation, reorganization or other winding up of the Company or the Guarantors the value of such Production Payments and Reserve Sales will not constitute Collateral or otherwise be available to satisfy the Notes. See “Risk Factors—Risks Related to the Exchange Offer and the New Notes—The value of the Collateral securing the New Notes may not be sufficient to satisfy our obligations under the New Notes.” Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the Holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

The Collateral has been pledged pursuant to the Security Documents, which contain provisions relating to the administration, preservation and disposition of the Collateral. The following is a summary of some of the covenants and provisions set forth in the Security Documents and the Indenture as they relate to the Collateral.

Maintenance of Collateral

The Indenture and/or the Security Documents provide that, except as permitted under such documents, the Company will, and will cause each of the Guarantors to:

(i)	maintain, develop and operate the interests being mortgaged in a good and workmanlike manner, except where such failure to comply would not have a material adverse effect on the Collateral taken as a whole;

(ii)	comply with all contracts and agreements applicable to or relating to the Mortgaged Property or the production and sale of Hydrocarbons therefrom, except to the extent a failure to so comply would not have a material adverse effect on the Collateral taken as a whole;

(iii)	maintain, preserve and keep all operating equipment used with respect to the Mortgaged Property in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained, except where such failure to comply would not have a material adverse effect on the Collateral taken as a whole;

(iv)	cause the Mortgaged Property to be kept free and clear of all Liens other than Permitted Liens;

(v)	keep adequately insured by insurers of recognized responsibility, all of the Mortgaged Property of an insurable nature and of a character usually insured by Persons engaged in the same or similar business, against all risks customarily insured against by such Persons; and

(vi)	not sell, lease, transfer, abandon or otherwise dispose of any portion of the Mortgaged Property or any of Mortgagor’s rights, titles or interests therein or thereto, except as specifically permitted in the Indenture.

Information Regarding Collateral

The Company agrees promptly to notify the Collateral Agent if any portion of the Collateral in excess of $1.5 million is physically damaged, destroyed or condemned; provided, that the foregoing shall not include damages to wells or well bores or Oil and Gas Properties incurred in the ordinary course of drilling or producing such properties in an aggregate amount of less than $5.0 million.

Each year, within 120 days after the end of the preceding fiscal year, the Company shall deliver to the Trustee and the Collateral Agent a certificate of a responsible financial or accounting Officer setting forth the information required pursuant to the schedules required by the Security Documents or confirming that there has been no change in such required information since the date of the prior annual financial statements.

Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Notwithstanding anything to the contrary herein, the Company and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from liens under such indenture in the ordinary course of the Company’s business without requiring the Company to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. The Company and the Guarantors may, subject to the provisions of the Indenture, among other things, without any release or consent by the Collateral Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•

selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Note Liens that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Note Liens;

•	surrendering or modifying any franchise, license or permit subject to the Note Liens that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	selling, transferring or otherwise disposing of inventory or accounts receivable in the ordinary course of business; and

•

making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Note Documents.

The Company shall deliver to the Trustee within 30 days following the end of each six-month period (with the second such six-month period being the end of each fiscal year), an Officer’s Certificate to the effect that all releases and withdrawals during the preceding six-month period (or since the Issue Date, in the case of the first such certificate) in connection with which no consent of the Collateral Agent was obtained were made in the ordinary course of the Company’s and Guarantors’ business and such release and the use of proceeds in connection therewith were not prohibited by the Indenture.

Further Assurances

To the extent required under the Note Documents, the Company and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Note Liens created or intended to be created by the Security Documents in the Collateral, including, without limitation, prompt correction of any material defect which may hereafter be discovered in the title to the Mortgaged Property or in the execution and acknowledgment of the applicable Mortgage, any notes or any other document used in connection herewith or at any time delivered to Company or any Guarantor in connection with any Indebtedness owing under the Indenture. In addition, to the extent required under the Note Documents, from time to time, the Company will reasonably promptly secure the Note Obligations by pledging or creating, or causing to be pledged or created, perfected security interests and Note Liens with respect to the Collateral perfected to the extent required by the Note Documents. Such security interests and Note Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and/or other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent.

Foreclosure

Upon the occurrence and during the continuance of an Event of Default, the Security Documents and the Intercreditor Agreement provide for (among other available remedies) the foreclosure upon and sale of the applicable Collateral by the Collateral Agent and the distribution of the net proceeds of any such sale to the Holders of the Notes, subject to any Permitted Liens. In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy the Note Obligations, either in whole or in part.

Certain Bankruptcy Limitations

The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Company or any Guarantor. Upon the commencement of a case for relief under Title 11 of the United States Code, as amended (the “United States Bankruptcy Code”), a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor or any other Collateral, without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The United States Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the Note Obligations secured by the Collateral, including any such Note Obligations secured on a priority basis.

Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes after payment of any priority claims, the Holders of the Notes would hold secured claims only to the extent of the value of the Collateral to which the Holders of the Notes are entitled, and unsecured claims with respect to such shortfall.

Release

The Security Documents provide that the Note Liens on the Collateral will be released:

(1)	in whole, upon payment in full of the principal of, accrued and unpaid interest, including Additional Interest, and premium, if any, on the Notes and payment in full of all other Note Obligations that are due and payable at or prior to the time of such principal payment together with accrued and unpaid interest;

(2)	in whole, upon satisfaction and discharge of the Indenture as set forth under the caption “—Satisfaction and Discharge”;

(3)	in whole, upon a legal defeasance or a covenant defeasance as set forth under the caption “—Defeasance”;

(4)	in part, as to any asset constituting Collateral that is sold or otherwise disposed of by the Company or any Guarantor (other than to the Company or a Guarantor) in transactions that are permitted under the Note Documents, including the limitations set forth under the caption “—Certain Covenants—Limitations on Asset Dispositions and Collateral Dispositions;”

(5)

as set forth under “—Amendments and Waivers,” as to property that constitutes less than all or substantially all of the Collateral, with the consent of Holders of at least a majority in aggregate principal amount of the Notes then outstanding, voting as one class (or, in the case of a release of all or substantially all of the Collateral, with the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding, voting as one class), including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes;

(6)	with respect to assets of a Guarantor upon release of such Guarantor from its Note Guarantee as set forth under “—Note Guarantees;” and

(7)	in whole or in part, as applicable, as to any portion of the Collateral that is taken by eminent domain, condemnation or similar circumstances.

Upon compliance by the Company or any Guarantor, as the case may be, with the conditions precedent required by the Indenture and the Security Documents, the Collateral Agent shall promptly cause to be released and reconveyed to the Company, or the Guarantor, as the case may be, any released Collateral. Prior to each proposed release, the Company and each Guarantor must furnish to the Collateral Agent all certificates, opinions and documents required by the Indenture, the Security Documents and the Trust Indenture Act.

The description above includes a phrase relating to the release of “all or substantially all” of the Collateral securing the notes. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of the Company to release Collateral as provided above may be uncertain, and for the avoidance of doubt, the term “all or substantially all,” when applied to the Collateral, as set forth above and under “—Amendment, Supplement and Waiver,” shall not be read to mean “any” of the Collateral as a result of the Company or the relevant Subsidiary being in the “zone of insolvency.”

Other Secured Indebtedness and Intercreditor Agreement

Pursuant to the terms of the Indenture, the Company may incur certain additional Indebtedness, including Obligations under (i) a Permitted Letter of Credit Facility, (ii) certain Permitted Commodity Hedging Obligations, (iii) certain unsecured Indebtedness and (iv) certain secured Indebtedness with Liens ranking junior to the Note Liens granted pursuant to the Indenture and the Security Documents. To the extent the counterparty under any Permitted Commodity Hedging Obligations requires, such Permitted Commodity Hedging Obligation Lien may be senior or pari passu to the Note Liens, in which case such Permitted Commodity Hedging Obligations shall become a secured Obligation under the Security Agreement pursuant which the Note Liens are granted, and the Collateral Agent and the Trustee shall enter into customary intercreditor provisions providing for the applicable relative priority requested by such counterparty of the Permitted Commodity Hedging Obligation Lien and the Note Liens. The Indenture and the Security Documents will require the Company and/or the relevant Guarantors to enter into an Intercreditor Agreement in respect of any Indebtedness incurred pursuant to clause (iv) above (such Indebtedness being referred to herein as “Subordinated Lien Obligations”).

In connection with an incurrence of Subordinated Lien Obligations, the Company, the Collateral Agent and the lenders or the respective collateral agent in connection with such Subordinated Lien Obligations will enter into the Intercreditor Agreement. Pursuant to the terms of such Intercreditor Agreement, at any time prior to discharge or defeasance of the Indenture and release in full of the Collateral, the Collateral Agent will determine the time and method by which any security interests in the Collateral will be enforced. Creditors of Subordinated Lien Obligations (“Subordinated Lien Creditors”) will not be permitted to enforce the security interests in the Collateral even if a default or event of default, as defined under the documentation for such Subordinated Lien Obligations has occurred and the Obligations thereunder have been accelerated except (a) in any insolvency or liquidation proceeding, as necessary to file a proof of claim or statement of interest with respect to such Obligations or (b) as necessary to take any action in order to create, prove, perfect, preserve or protect (but not enforce) such Subordinated Lien Creditor’s rights in, and the perfection and priority of its Lien on, the Collateral securing the Subordinated Lien Obligations. Subordinated Lien Creditors will agree pursuant to the terms of the Intercreditor Agreement that they will receive proceeds from the Collateral only after the Holders of the Notes issued pursuant to the Indenture. After the payment in full of the Notes and all other Note Obligations, the discharge or defeasance of the Indenture and the release of the Collateral in accordance with the terms of the

Indenture and the Security Documents, the Subordinated Lien Creditors in accordance with the terms of the Subordinated Lien Obligations may distribute any remaining cash proceeds (after payment of the costs of enforcement and collateral administration and any other amounts owed to the Collateral Agent) of the Collateral.

In addition, the Intercreditor Agreement will provide that (1) prior to the discharge or defeasance of the Indenture and release in full of the Collateral, the Collateral Agent shall have the exclusive right to make determinations regarding the release of Collateral in accordance with the terms of the Indenture and (2) the Trustee and Collateral may change, waive, modify or vary the Security Documents without the consent of the Subordinated Lien Creditors in accordance with the terms of the Indenture and the Security Documents.

Pursuant to the terms of the Intercreditor Agreement, if the Company or any Guarantor is subject to any insolvency or liquidation proceeding, Subordinated Lien Creditors will agree that:

(1)	if the Collateral Agent shall desire to permit the use of cash collateral or to permit the Company or any Guarantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then the Subordinated Lien Creditors agree not to object to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by clause 5 below) and, to the extent the Note Liens are subordinated or pari passu with such DIP Financing, to subordinate their Liens in the Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as they are subordinated to the Notes;

(2)	they will not object to, and will not otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the Notes made by the Collateral Agent or any Holder;

(3)	they will not object to, and will not otherwise contest any order relating to a sale of assets of the Company or any Guarantor for which the Collateral Agent has consented that provides, to the extent that such sale is not to be free and clear of Note Liens, that the Note Liens will attach to the proceeds of the sale on the same basis of priority as the existing Note Liens in accordance with the Intercreditor Agreement;

(4)	until the discharge or defeasance of the Indenture and release in full of the Collateral, none of them will seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the Collateral, without the prior written consent of the Collateral Agent in accordance with the provisions of the Indenture and the Security Documents;

(5)

none of them shall contest (or support any other Person contesting) (a) any request by the Collateral Agent or the Holders of Notes for adequate protection or (b) any objection by the Collateral Agent or the Holders of Notes to any motion, relief, action or proceeding based on the Collateral Agent’s or the Holders of Notes’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any insolvency or liquidation proceeding, (i) if the Collateral Agent or the Holders of Notes are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Bankruptcy Code or any similar law, then the relevant Subordinated Lien Creditor (A) may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Note Liens and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Subordinated Lien Obligations are so subordinated to the Note Liens under the Intercreditor Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form, and (ii) in the event the Subordinated Lien Creditor seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the relevant Subordinated Lien Creditor shall agree that the Collateral Agent shall also be granted a Note Lien on such additional collateral as security for the Note Obligations and any such DIP Financing (and all Obligations relating thereto) and that any Lien on such additional collateral securing the Subordinated Lien Obligations shall be subordinated to the Note Liens on such collateral securing the Note Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Note Liens granted to the Collateral Agent as adequate protection on the same basis as the other Liens securing the Subordinated Lien Obligations are so subordinated to such Note Liens under the Intercreditor Agreement; and

(6)	until the discharge or defeasance of the Indenture and release in full of the Collateral has occurred, the relevant Subordinated Lien Creditor, (i) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Note Liens for costs or expenses of preserving or disposing of any Collateral, and (ii) will waive any claim it may have arising out of the election of the application of Section 1111(b)(2) of the United States Bankruptcy Code.

The relative rights of the Collateral Agent and any Subordinated Lien Creditors to the Collateral will be governed by the Security Documents and the Intercreditor Agreement. The Security Documents and the Intercreditor Agreement will provide that the Collateral Agent is not required to act on the instructions of any Subordinated Lien Creditors, prior to the discharge or defeasance of the Indenture and release in full of the Collateral.

Principal, Maturity and Interest.

The Company will issue the Notes on the Issue Date with a maximum aggregate principal amount of up to $318.0 million. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on December 1, 2017. Interest on the Notes will compound semi-annually and will:

•	accrue from the date of issuance of the Notes or, if interest has already been paid, from the most recent interest payment date;

•	unless the Company makes a PIK Election (as defined below) with respect to an interest period, accrue for such interest period at the rate of 11.0% per annum, payable in cash, in arrears;

•

if the Company makes an election to pay a portion of the interest due with respect to an interest period in the form of Additional Notes (a “PIK Election”) with respect to an interest period, accrue for such interest period at the rate of 13.0% per annum in the aggregate, of which (i) 9.0% per annum shall be payable in cash, in arrears, and (ii) 4.0% per annum shall be payable in the form of Additional Notes (in minimum denominations of $1,000 and integral multiples thereof, with any fractional Additional Notes being paid in cash), in arrears (“PIK Interest”);

•	be payable on each June 1 and December 1, commencing June 1, 2012, to Holders of record of the Notes as of the May 15 and November 15 immediately preceding the relevant interest payment date; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

Any PIK Election shall specify the interest period subject to the PIK Election and may only be made by written notice given to the Trustee and the Holders at least 20 Business Days prior to the record date for the interest period for which the PIK Election is to be made (it being understood that the issuance of a press release or the filing of a current report on Form 8-K with the SEC shall be deemed to be written notice given to the Holders).

If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on such interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, and no additional interest will accrue as a result of such delayed payment. The Company will pay interest on overdue principal of the Notes at 15% per annum, and any overdue installments of interest at 15% per annum, to the extent lawful.

If a Payment in Kind Election is made, the Additional Notes will be identical to the originally issued Notes, except that interest will begin to accrue from the date they are issued.

Payments on the Notes; Paying Agent and Registrar

We will pay principal of, premium, if any, Additional Interest, if any, and interest on the Notes at the office or agency of the paying agent designated by the Company, except that we may, at our option, pay interest on the Notes by check mailed to Holders of the Notes at their registered address as it appears in the registrar’s books. We have initially designated the corporate trust office of the Trustee in Houston, TX to act as our paying agent and registrar. We may, however, change the paying agent or registrar without prior notice to the Holders of the Notes, and the Company or any of its Restricted Subsidiaries may act as paying agent or registrar.

We will pay principal of, premium, if any, Additional Interest, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered Holder of such global Note.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. No service charge will be imposed by the Company, the Trustee or the registrar for any registration of transfer or exchange of Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

Optional Redemption

On and after December 1, 2014, we may redeem (an “Optional Redemption”) all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 prior days’ notice, at the following redemption prices (expressed as a percentage of the principal amount of the Notes) plus accrued and unpaid interest on the Notes, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on December 1 of the years indicated below (in the aggregate, the “Optional Redemption Price”):

Year	Percentage
2014	105.500%
2015	102.750%
2016 and thereafter	100.000%

At any time prior to December 1, 2014 we may, at our option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes but without duplication for Exchange Notes) originally issued under the Indenture with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 111.0% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, Additional Interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1) at least 65% of the original principal amount of the Notes originally issued under the Indenture (including Additional Notes but without duplication for Exchange Notes) remains outstanding after each such redemption; and

(2) the redemption occurs within 90 days after the closing of the related Equity Offering.

In addition, the Notes may be redeemed (a “Make-Whole Redemption”), in whole or in part, at any time prior to December 1, 2014 at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder of Notes at its registered address, at a redemption price (the “Make-Whole Redemption Price”) equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of:

(a) the sum of the present value at such redemption date of (i) the redemption price of such Note at December 1, 2014 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”) plus (ii) all required interest payments (excluding accrued and unpaid interest as of such redemption date) due on such Note through December 1, 2014, discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points; over

(b) the principal amount of such Note.

“Treasury Rate” means, as of any redemption date or date of deposit (in the case of a defeasance or satisfaction and discharge), the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date or date of deposit (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date or date of deposit to December 1, 2014; provided, however, that if the period from the redemption date or date of deposit to December 1, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date or date of deposit to December 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Treasury Rate with respect to any Notes to be redeemed, shall be determined as of a date selected by the Company that is on or after the date the notice of redemption with respect to such Notes is provided to the Trustee and specified in the applicable notice of redemption.

If the Notes are accelerated or otherwise become due prior to the Maturity Date as a result of an Event of Default, the principal of, the accrued and unpaid interest on and any premium payable with respect to the Notes shall be due and payable. If such acceleration occurs on or after December 1, 2014, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal the Optional Redemption Price in effect on the date of such acceleration as if such acceleration were an Optional Redemption of the Notes accelerated. If such acceleration occurs prior to December 1, 2014, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal the Make-Whole Redemption Price in effect on the date of such acceleration, as if such acceleration were a Make-Whole Redemption of the Notes accelerated.

Selection and Notice

If the Company is redeeming less than all of the outstanding Notes, the Trustee will select the Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of $2,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the partially redeemed Note. On and after the redemption date, interest will cease to accrue on Notes or the portion of them called for redemption unless we default in the payment thereof.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We are not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions “—Change of Control” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock and Collateral Dispositions.”

We may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture. However, other existing or future agreements of the Company may limit the ability of the Company or its Subsidiaries to purchase Notes prior to maturity.

Ranking

The Notes will be senior Obligations of the Company and will be secured by a first-priority perfected Note Lien on the Collateral (subject to Permitted Liens). The Notes will rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank pari passu to all unsubordinated, unsecured Indebtedness (though they will be effectively senior to any such Indebtedness to the extent of the value of the Collateral securing the Notes) The Notes will be effectively subordinated to all Obligations of the Company that are subject to Permitted Liens to the extent of the value of the Collateral securing such Obligations and effectively subordinated to all Obligations of any of Subsidiaries of the Company that do not guarantee the Notes.

As of September 30, 2011, after giving effect to this exchange offer and (i) the exchange of $198,030,000 aggregate principal amount of 11.375% Senior Notes due 2019 for $194.3 million aggregate principal amount of the Notes, (ii) the issuance of $100.0 million aggregate principal amount of the Notes in the private placement, (iii) the issuance of $3.0 million aggregate principal amount of Notes as partial consideration for the backstop obligations, and (iv) the use of a portion of the net cash proceeds of a volumetric production payment to repay $30.4 million of outstanding Indebtedness under the Company’s existing Senior Secured Credit Agreement,

•	we and our Guarantors would have had approximately $445.8 million of total Indebtedness outstanding;

•	we and our Guarantors would have $283.5 million of outstanding secured Indebtedness under the Notes;

•	we and our Guarantors would have no Indebtedness outstanding or availability under our Senior Secured Credit Agreement;

•	we and our Guarantors would have $4.1 million of outstanding letters of credit under a Permitted Letter of Credit Facility and no outstanding Permitted Commodity Hedging Obligations;

•

we would have approximately $161.0 million of unsecured Indebtedness, consisting of $1.9 million of Existing Senior Notes, $72.8 million of 2013 Senior Convertible Notes and $86.3 million of 2015 Senior Convertible Notes, and we and our Guarantors have had no other Subordinated Obligations;

•	our Guarantors would have approximately $1.9 million of unsecured Indebtedness consisting of our Existing Senior Notes; and

•	our Subsidiaries that are not Guarantors would have had approximately $50.9 million of total assets and no Indebtedness outstanding as of September 30, 2011.

In connection with this offering, we will repay all amounts outstanding under our Senior Secured Credit Agreement and cash collateralize any outstanding letters of credit under an initial Permitted Letter of Credit Facility. Although the Indenture will limit the amount of Indebtedness that the Company and its Restricted Subsidiaries (including the Guarantors) may Incur in the future, such Indebtedness may be substantial. See “—Certain Covenants—Limitation on Indebtedness and Preferred Stock.”

Note Guarantees

The Guarantors, as primary obligors and not merely as sureties, will, jointly and severally, irrevocably and unconditionally guarantee on a senior basis the Note Obligations. The Obligations of the Guarantors under the Note Guarantees will rank as described above under “General—The Note Guarantees.”

Although the Indenture will limit the amount of Indebtedness that the Guarantors may Incur, such Indebtedness may be substantial and such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the Incurrence by such Guarantors of liabilities that are not considered Indebtedness under the Indenture. See “—Certain Covenants—Limitation on Indebtedness and Preferred Stock.”

The Obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law, although no assurance can be given that a court would give the Holder the benefit of such provision. See “Risk Factors—Risks Related to the Exchange Offer and the New Notes—A court could cancel the New Notes or the related guarantees of our existing subsidiary guarantees and our future domestic restricted subsidiaries under fraudulent conveyance laws or certain other circumstances.” If a Note Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such Indebtedness, a Guarantor’s liability on its Note Guarantee could be reduced to zero. If the Obligations of a Guarantor under its Note Guarantee were avoided, Holders of Notes would have to look to the assets of any remaining Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the Notes. The Company and each Guarantor will agree to customary contribution provisions with respect to liabilities under the Note Guarantees.

In the event a Guarantor is sold or disposed of (by merger, consolidation or the sale of its Capital Stock) and whether or not the Guarantor is the surviving corporation in such transaction to a Person that is not the Company or a Restricted Subsidiary of the Company and such sale or other disposition is otherwise permitted in accordance with the terms of the Indenture, the Security Documents, the Intercreditor Agreement and the other Note Documents, such Guarantor will be released from its Obligations under its Note Guarantee and the other Note Documents if the sale or other disposition does not violate the covenants described under “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock and Collateral Dispositions.”

In addition, a Guarantor will be released from its Note Obligations if (i) the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture; (ii) in connection with any legal defeasance or satisfaction and discharge of the Notes as provided below under the captions “Defeasance” and “Satisfaction and Discharge” or (iii) upon the discharge or defeasance of the Indenture and release in full of the Collateral.

Change of Control

If a Change of Control occurs, unless the Company has previously or concurrently exercised its right to redeem all of the Notes as described under “Optional Redemption,” each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes repurchased plus accrued and unpaid interest, if any, and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, unless the Company has previously or concurrently exercised its right to redeem all of the Notes as described under “Optional Redemption,” the Company will mail a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date the Change of Control Offer is mailed) (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the Change of Control Offer at the address specified in the Change of Control Offer prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require us to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Company is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued New Notes and such New Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the procedures determined by us, consistent with the Indenture, that a Holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (of at least $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not properly withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly mail or wire transfer to each Holder of Notes properly tendered and not properly withdrawn the Change of Control Payment for such Notes (or, if all of the Notes are then in global form, make such payment through the facilities of the DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable to Holders who tender pursuant to the Change of Control Offer.

The Change of Control provisions described above will apply whether or not any other provisions of the Indenture apply. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, or compliance with the Change of Control provisions of the Indenture would constitute a violation of any such laws or regulations, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations described in the Indenture by virtue of our compliance with such securities laws or regulations.

Our ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. Future Indebtedness of the Company and its Subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the Holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Even if sufficient funds were otherwise available, the terms of future Indebtedness may prohibit the Company’s prepayment or repurchase of Notes before their scheduled maturity. Consequently, if the Company is not able to prepay the Indebtedness under such other future Indebtedness containing similar restrictions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations if Holders of Notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture may result in a cross-default under the indentures governing the Existing Senior Notes and the Convertible Notes.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company. The Change of Control purchase feature is a result of negotiations between the initial purchasers and us. As of the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Indebtedness and Preferred Stock” and “Certain Covenants—Limitation on Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain, and for the avoidance of doubt, the term “all or substantially all,” when applied to the Collateral, as set forth above, shall not be read to mean “any” of the Collateral as a result of the Company or the relevant Subsidiary being in the “zone of insolvency.”

Under a recent Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision, a board of directors may approve a slate of shareholder-nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit the Company’s Board of Directors to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such directors would not constitute a “Change of Control” under the indenture that would trigger the rights of a holder of notes to require a repurchase of the notes pursuant to this covenant. The Indenture will have a “Change of Control” definition similar to the one contested in that recent Delaware decision.

The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified or terminated with the written consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) prior to the occurrence of such Change of Control.

Certain Covenants

Limitation on Indebtedness and Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), and the Company will not permit any of its Restricted Subsidiaries to issue Preferred Stock; provided, however, that the Company may Incur Indebtedness and any of the Guarantors may Incur Indebtedness and issue Preferred Stock if, on the date thereof:

(1) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.50 to 1.00, determined on a pro forma basis (including a pro forma application of proceeds); and

(2) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness (“Permitted Debt”):

(1) Indebtedness of the Company or the Guarantors represented by letters of credit Incurred pursuant to one or more Permitted Letter of Credit Facilities in an aggregate amount not to exceed $10.0 million at any one time outstanding;

(2) Guarantees by the Company or the Guarantors of Indebtedness of the Company or a Guarantor, as the case may be, Incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being guaranteed is a Subordinated Obligation, as to Lien priority or as to the existence of security (as the case may be), then the related Guarantee shall be subordinated in right of payment to the Notes or the Note Guarantees to at least the same extent as the Indebtedness being guaranteed, as the case may be;

(3) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company; (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be and (iii) any such Indebtedness is not evidenced by Capital Stock or any other security that would be excluded from the Collateral under the S-X 3-16 Exclusion;

(4) Indebtedness represented by (i) the Notes issued on the Issue Date (including up to $3.0 million aggregate principal amount of Notes issued as consideration for certain backstop obligations), (ii) Additional Notes issued after the Issue Date as PIK Interest on such Notes described in clause (i) or on any Notes issued as such PIK Interest, (iii) Note Guarantees by the Guarantors in respect of any of the foregoing Notes and (iv) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4);

(5) Indebtedness of a Person that becomes a Restricted Subsidiary or is acquired by the Company or a Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the Indenture and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by or was merged into the Company or a Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by or was merged into the Company or a Restricted Subsidiary or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Person becomes a Restricted Subsidiary or is acquired by or was merged into the Company or a Restricted Subsidiary, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5);

(6) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred by the Company or any Restricted Subsidiary for the purpose of financing all or any part of the acquisition or purchase price or cost of construction or improvements or carrying costs of property used in the business of the Company or such Restricted Subsidiary, and Refinancing Indebtedness Incurred to refinance any Indebtedness Incurred pursuant to this clause (6), in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (6) and then outstanding (including any Refinancing Indebtedness in respect thereof), will not exceed $5.0 million at any time outstanding;

(7) Indebtedness Incurred in respect of (a) self-insurance obligations, bid, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business and any guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and (b) Obligations represented by letters of credit for the account of the Company or a Restricted Subsidiary in order to provide security for workers’ compensation claims (in the case of clauses (a) and (b) other than for an Obligation for money borrowed);

(8) Permitted Commodity Hedging Obligations and Permitted Other Hedging Obligations;

(9) Indebtedness under the Convertible Notes outstanding on the Issue Date and Refinancing Indebtedness in respect thereof; provided that any such Refinancing Indebtedness is also a Convertible Notes Refinancing;

(10) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (4), (8) and (9)) outstanding on the Issue Date (including the Existing Senior Notes);

(11) any Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to clause (5), clause (10) or the first paragraph of this covenant; and

(12) in addition to the items referred to in clauses (1) through (11) above, Indebtedness of the Company and the Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (12) and then outstanding, will not exceed $10.0 million at any time outstanding, which Indebtedness shall not be secured by any Lien on any assets of the Company or any of its Subsidiaries and shall not be Incurred or used to redeem, repurchase, purchase, refinance, defease or otherwise retire for value any Convertible Notes or Existing Senior Notes.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1) in the event an item of that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and, subject to the various provisions below, may later reclassify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2) all Indebtedness outstanding on the Issue Date under a Permitted Letter of Credit Facility shall be deemed Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and shall not be later reclassified;

(3) Guarantees of, or Obligations in respect of letters of credit supporting, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be duplicated;

(4) if Obligations in respect of letters of credit are Incurred pursuant to a Permitted Letter of Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be duplicated

(5) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

(7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

(8) all Permitted Commodity Hedging Obligations shall be classified under clause (8) of the second paragraph above and shall not be later reclassified.

Accrual of interest, accrual of dividends, the amortization of debt discount or the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this “Limitation on Indebtedness and Preferred Stock” covenant, the Company shall be in Default of this covenant).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1) declare or pay any dividend or make any payment or distribution on or in respect of the Company’s Capital Stock (including any payment or distribution in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(a) dividends or distributions by the Company payable solely in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

(b) dividends or distributions payable to the Company or a Restricted Subsidiary and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to minority shareholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) so long as the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;

(2) purchase, redeem, defease, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, the principal amount (including, without limitation, any accreted principal amount, interest paid in kind or accreted interest) of any Subordinated Obligations (including, without limitation, at Stated Maturity thereof), other than Excluded Indebtedness;

(4) pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Subsidiaries or any Guarantor or (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all Holders of such Capital Stock of such Restricted Subsidiary); or

(5) make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (5) shall be referred to herein as a “Restricted Payment”).

The provisions of the preceding paragraph will not prohibit (so long as no Default or Event of Default has occurred and is continuing after giving effect to the relevant Restricted Payment, in the case of clause (a), (b), (c), (d) or (i) below):

(a) Restricted Payments (including to purchase, repurchase, defease, refinance or otherwise retire for value the Convertible Notes) (i) made from the Net Cash Proceeds received by the Company from an issuance or sale of, Equity Interests that are not Disqualified Stock; provided however, that such Restricted Payment, when taken together with all prior Restricted Payments made under this item (i) since the Issue Date, shall not exceed the aggregate of such Net Cash Proceeds received by the Company since the Issue Date or (ii) that are made through the substantially concurrent issuance by the Company of Equity Interests that are not Disqualified Stock in exchange for Capital Stock or Subordinated Obligations of the Company;

(b) Restricted Payments of up to the Fair Market Value of any Contributed Asset received by the Company or a Guarantor since the Issue Date; provided, however, that (i) such Restricted Payment, when taken together with all prior Restricted Payments made with respect to such Contributed Asset under this clause (b), shall not exceed the Fair Market Value of such Contributed Asset, and (ii) if such Restricted Payment is an Upstream Restricted Payment, such Restricted Payment, when taken together with all prior Upstream Restricted Payments made with respect to such Contributed Asset, shall not exceed the aggregate amount of Contributed Asset Cash received by the Company and the Guarantors from such Contributed Asset since the date of acquisition of such Contributed Asset;

(c) Restricted Payments to repurchase or retire the Convertible Notes at a price that is less than the outstanding principal amount, which Restricted Payments are in an aggregate amount since the Issue Date not to exceed the sum of (x) $10.0 million plus (y) the amount by which the Aggregate Subscription Amount (net of fees, expenses and other related costs) exceeds the Backstop Amount;

(d) any Restricted Payment that is a Convertible Notes Refinancing;

(e) dividends paid or distributions made within 60 days after the date of declaration if at such date of declaration such dividend or distribution would have complied with this covenant; provided, however, that for purposes of clarification, this clause (e) shall not include cash payments in lieu of the issuance of fractional shares included in clause (h) below;

(f) repurchases, redemptions or other acquisitions or retirements for value of Capital Stock deemed to occur upon the exercise of stock options, warrants, rights to acquire Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise or exchange price thereof, and any repurchases, redemptions or other acquisitions or retirements for value of Capital Stock made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Capital Stock or vesting of restricted Capital Stock;

(g) payments or distributions to dissenting shareholders pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets; provided, however, that any payment pursuant to this clause (g) shall be included in the calculation of the amount of Restricted Payments;

(h) cash payments in lieu of the issuance of fractional shares; provided, however, that any payment pursuant to this clause (h) shall be excluded in the calculation of the amount of Restricted Payments; and

(i) the declaration and payment of dividends or distributions to holders of the Company’s 9.25% Series B Cumulative Preferred Stock in accordance with the terms thereof in effect on the Issue Date; provided, however, that for purposes of clarification, this clause (i) shall not include cash payments in lieu of the issuance of fractional shares included in clause (h) above.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer’s Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described under “—Restricted Payments” were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

For the avoidance of doubt, the Company and its Restricted Subsidiaries shall not directly or indirectly make any Upstream Restricted Payment by means of Investments.

As of the Issue Date, all of our Subsidiaries will be Restricted Subsidiaries. We will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purpose of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under the Indenture and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Liens

The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume or suffer to exist any Lien (except Permitted Liens) that secures any Indebtedness on any asset or property of the Company or such Restricted Subsidiary.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary.

The preceding provisions will not prohibit:

(i) any encumbrance or restriction pursuant to or by reason of an agreement in effect at or entered into on the Issue Date, including, without limitation, the Indenture, the Security Documents, the Intercreditor Agreement or Permitted Letter of Credit Facility in effect on such date;

(ii) any encumbrance or restriction with respect to a Person pursuant to or by reason of an agreement relating to any Capital Stock or Indebtedness Incurred by a Person on or before the date on which such Person was acquired by the Company or another Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person was acquired by the Company or a Restricted Subsidiary or in contemplation of the transaction) and outstanding on such date; provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

(iii) encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

(iv) any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to, entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided, that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

(v) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clauses (i), (ii) or (iv) or clause (xi) of this paragraph or this clause (v) or contained in any amendment, restatement, modification, renewal, supplemental, refunding, replacement or refinancing of an agreement referred to in clauses (i), (ii) or (iv) or clause (xi) of this paragraph or this clause (v); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement taken as a whole are no less favorable in any material respect to the Holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (i), (ii) or (iv) or clause (xi) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(vi) in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

(a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license or other contract;

(b) contained in Mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such Mortgages, pledges or other security agreements;

(c) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(d) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; or

(e) provisions with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business.

(vii) (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(viii) any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(ix) any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment”;

(x) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order; and

(xi) encumbrances or restrictions arising or existing by reason of any Permitted Commodity Hedging Obligation or Permitted Other Hedging Obligation.

Limitation on Sales of Assets and Subsidiary Stock and Collateral Dispositions

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to make any Asset Disposition unless the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition), of the shares and assets subject to such Asset Disposition.

(b) The Company will not, and will not permit any of its Restricted Subsidiaries to make any Asset Disposition of the CVS Collateral or the Initial Niobrara Collateral unless:

(1) 100% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Disposition is in the form of cash or Cash Equivalents, or any combination thereof;

(2) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied within 365 days after receipt thereof:

(A) to invest in Additional Assets used or to be used in Permitted Business Activities (but not to acquire additional acreage) in respect of Existing Properties; or

(B) to repurchase or retire all or a portion of the 2013 Senior Convertible Notes at a discount (an “Initial Asset Proceeds Repurchase”), so long as the aggregate amount of Net Available Cash applied in Initial Asset Sale Proceeds Repurchases and Bakken Proceeds Repurchases and from the proceeds of an Excluded VPP does not exceed $10.0 million since the Issue Date; and

(3) to the extent 100% of the Net Available Cash from such Asset Disposition has not been applied in accordance with clause (2) above, such Net Available Cash shall be deemed to be Excess Proceeds, which shall be applied as specified in paragraph (f), below.

(c) The Company will not, and will not permit any of its Restricted Subsidiaries to make any Asset Disposition of the Bakken Collateral unless:

(1) 100% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Disposition is in the form of cash or Cash Equivalents, or any combination thereof;

(2) an amount equal to 50% of the Net Available Cash from such Asset Disposition (the “Initial Bakken Proceeds”) shall be deemed, immediately upon receipt by the Company or any Restricted Subsidiary, to be Excess Proceeds, which shall be applied within 30 days after receipt thereof to make an Asset Disposition Offer in accordance with paragraph (f), below;

(3) an amount equal the remaining Net Available Cash from such Asset Disposition other than the Initial Bakken Proceeds (the “Remaining Bakken Proceeds”) is applied within 365 days after receipt thereof:

(A) to invest in Additional Assets used or to be useful in Permitted Business Activities (but not to acquire additional acreage) in respect of Existing Properties; or

(B) to repurchase or retire all or a portion of the 2013 Senior Convertible Notes at a discount (a “Bakken Proceeds Repurchase”), so long as the aggregate amount of Net Available Cash applied in Initial Asset Sale Proceeds Repurchases and Bakken Proceeds Repurchases and from the proceeds of an Excluded VPP does not exceed $10.0 million since the Issue Date; and

(4) to the extent the Remaining Bakken Proceeds from such Asset Disposition have not been applied in accordance with clause (3) above, such Net Available Cash shall be deemed to be Excess Proceeds, which shall be applied as specified in paragraph (f), below.

(d) The Company will not, and will not permit any of its Restricted Subsidiaries to make any Asset Disposition of any assets other than the CVS Collateral, the Initial Niobrara Collateral or the Bakken Collateral unless:

(1) 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Disposition is in the form of cash or Cash Equivalents, or any combination thereof;

(2) an amount equal to 75% of the Net Available Cash from such Asset Disposition (the “Initial Asset Disposition Proceeds”) shall be deemed, immediately upon receipt by the Company or any Restricted Subsidiary, to be Excess Proceeds, which shall be applied within 30 days after receipt thereof to make an Asset Disposition Offer in accordance with paragraph (f), below;

(3) an amount equal the remaining Net Available Cash from such Asset Disposition other than the Initial Asset Disposition Proceeds (the “Remaining Asset Disposition Proceeds”) is applied within 365 days after receipt thereof:

(A) to invest in Additional Assets used or to be used in Permitted Business Activities (but not to acquire additional acreage) in respect of Existing Properties; or

(B) to permanently prepay, repay, redeem or purchase Indebtedness of the Company under a Permitted Letter of Credit Facility or any other Indebtedness of the Company or a Guarantor (other than Subordinated Obligations, or Indebtedness owed to the Company or any of its Affiliates); and

(4) to the extent the Remaining Asset Disposition Proceeds have not been applied in accordance with clause (3) above, such Remaining Asset Disposition Proceeds shall be deemed to be Excess Proceeds, which shall be applied as specified in paragraph (f), below.

(e) Any Net Available Cash from a Casualty or Condemnation Event with respect to any Collateral shall be applied as if such Collateral were part of the CVS Collateral and subject to an Asset Disposition, as provided in clauses (2)(A) and (3) of paragraph (b) above.

(f) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer (an “Asset Disposition Offer”) to all Holders of Notes and to the holders of any Permitted Additional Pari Passu Obligations containing provisions similar to those set forth in the Indenture with respect to asset dispositions to purchase the maximum principal amount of Notes and Permitted Additional Pari Passu Obligations (plus all accrued interest and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased out of the Excess Proceeds. The offer price in any Asset Disposition Offer will be equal to 103% of the principal amount, plus accrued and unpaid interest, if any, to, but not including the date of purchase, and will be payable in cash. If the aggregate principal amount of Notes and Permitted Additional Pari Passu Obligations tendered into such Net Proceeds Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and Permitted Additional Pari Passu

Obligations on a pro rata basis with such adjustments as may be needed so that only Notes in minimum amounts of $2,000 and integral multiples of $1,000 will be purchased. Upon completion of each Asset Disposition Offer, the amount of Excess Proceeds will be reset at zero (and to the extent such Excess Proceeds are held in the Collateral Proceeds Account, such Net Proceeds shall be released to the Issuer).

(g) Any Net Available Cash received in an Asset Disposition that are to be applied pursuant to paragraph (c)(2) or (d)(2) above shall be held in the Collateral Proceeds Account. Any other Net Available Cash received in an Asset Disposition or Casualty or Condemnation Event shall be held in a deposit account that is subject to a perfected Note Lien. Any assets acquired with Net Available Cash from an Asset Disposition or Casualty or Condemnation Event in respect of Collateral shall be pledged by the Company or a Guarantor as Collateral to secure the Note Obligations under a Note Lien. To the extent that the aggregate amount of Notes validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the amount of Excess Proceeds, the Company and the Guarantors may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture; provided that, to the extent such Excess Proceeds were generated from an Asset Disposition or Casualty or Condemnation Event of CVS Collateral, Initial Niobrara Collateral or producing Oil and Gas Properties, such remaining Excess Proceeds may only be used for Permitted Business Activities in respect of Existing Properties or Oil and Gas Properties in the basins in which the Existing Properties are located. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(h) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Disposition Offer provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Disposition Offer provisions of the Indenture by virtue of such compliance.

(i) For purposes of the covenant described above (x) any Additional Notes shall be deemed to be Notes and not Permitted Additional Pari Passu Obligations and (y) the Net Available Cash attributable to the sale of Collateral consisting of Equity Interests of a Person that is not a Guarantor shall be deemed to be equal to the equity value of such Equity Interests.

(j) For the purposes of clause (1) of paragraphs (b), (c) and (d) of this covenant, the following will be deemed to be cash or Cash Equivalents:

(1) the assumption by the transferee of Indebtedness of the Company or Indebtedness of a Restricted Subsidiary (other than Subordinated Obligations) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, in which case such amount of Indebtedness shall not be deemed to be Net Available Cash for purposes of this covenant; and

(2) the amount of securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days after receipt thereof (to the extent of the cash actually so received).

(k) Any proceeds from an Excluded VPP shall be reinvested in Additional Assets used or to be used in Permitted Business Activities (i) in respect of Existing Properties, (ii) in respect of other producing Oil and Gas Properties being acquired or acquired by the Company or the Guarantors (but, in either case, not to acquire additional acreage) or (iii) as provided in clauses (b)(2)(B) and (c)(3)(B) above.

(l) Any joint venture or similar transaction entered into by the Company or any of the Guarantors in respect of the Bakken Collateral must be a Permitted Bakken Joint Venture.

The agreements governing other Indebtedness of the Company and its Subsidiaries may contain prohibitions of certain events, including events that would constitute a an Asset Disposition and including repurchases of or other prepayments in respect of the Notes. The exercise by the Holders of Notes of their right to require the

Company to repurchase the Notes upon an Asset Disposition could cause a default under these other agreements, even if the Asset Disposition itself does not, due to the financial effect of such repurchases on the Company. In the event an Asset Disposition occurs at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain a consent or repay those borrowings, the Company will remain prohibited from repurchasing Notes and any Permitted Additional Pari Passu Obligations. In that case, the Company’s failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which could, in turn, constitute a default under the other Indebtedness. Finally, the Company’s ability to pay cash to the Holders of Notes upon a repurchase may be limited by the Company’s then existing financial resources. See “Risk Factors—Risks Related to the Exchange Offer and the New Notes.”

In addition, the foregoing covenant contains definitions relating to the basins in which we currently have operations, including:

•	“CVS Collateral”, which corresponds to our interests in the “Cotton Valley Sands” (including the Travis Peak formation) formation described in Annex A to this Prospectus;

•	“Niobrara Collateral”, which corresponds to our interests in the “Niobrara Petroleum System” described in Annex A to this Prospectus;

•	“Bakken Collateral”, which corresponds to our interests in the “Bakken Petroleum System” described in Annex A to this Prospectus; and

•	“Haynesville Collateral”, which corresponds to our interests in the “Haynesville/Bossier” formations described in Annex A to this Prospectus.

Limitation on Affiliate Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, make, amend or conduct any transaction (including making a payment to, the purchase, sale, lease or exchange of any property or the rendering of any service), contract, agreement or understanding with or for the benefit of any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(2) if such Affiliate Transaction involves an aggregate consideration in excess of $5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

(3) if such Affiliate Transaction involves an aggregate consideration in excess of $15.0 million, the Board of Directors of the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is fair, from a financial standpoint, to the Company or such Restricted Subsidiary or is not materially less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

The preceding paragraph will not apply to:

(1) any Restricted Payment (other than an Investment) or Approved Investment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments;”

(2) any issuance of Capital Stock (other than Disqualified Stock), or other payments, awards or grants in cash, Capital Stock (other than Disqualified Stock) or otherwise pursuant to, or the funding of, employment or severance agreements and other compensation arrangements, options to purchase Capital

Stock (other than Disqualified Stock) of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees approved by the Board of Directors of the Company;

(3) loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries up to $2.0 million individually to the extent permitted by applicable law;

(4) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Guarantor, as the case may be, in accordance with “—Limitation on Indebtedness and Preferred Stock”;

(5) any transaction (other than an Investment) with, or an Approved Investment in, a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns, directly or indirectly, an equity interest in or otherwise controls such joint venture or similar entity;

(6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company or (ii) the receipt by the Company of any common equity capital contribution from its shareholders;

(7) indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions and any employment agreement or other employee compensation plan or arrangement entered into in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(8) the payment of reasonable compensation and fees paid to, and indemnity provided on behalf of, officers or directors of the Company or any Restricted Subsidiary;

(9) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not materially more disadvantageous, taken as a whole, to the Holders of the Notes than the terms of the agreements in effect on the Issue Date; and

(10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

Additional Note Guarantees and Liens

If the Company or any of its domestic Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date, then the Company shall cause such Restricted Subsidiary to:

(1) execute and deliver to the Trustee (a) such documents as are reasonably satisfactory to the Trustee and the Collateral Agent pursuant to which such Restricted Subsidiary shall unconditionally guarantee on a senior basis all of the Note Obligations on the terms set forth in the Indenture and (b) Security Documents in form reasonably satisfactory to the Collateral Agent to create a valid perfected Note Lien (subject to no Lien other than Permitted Liens) on such Restricted Subsidiary’s Collateral on the terms set forth in the Indenture and the Security Documents;

(2) take such further action and execute and deliver such other documents (including, without limitation, joinders and accessions to other Note Documents) necessary to effectuate the foregoing; and

(3) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute legal, valid, binding and enforceable obligations of such Restricted Subsidiary and such other opinions regarding the perfection of such Note Liens in the assets of such Restricted Subsidiary as provided for in the Indenture.

SEC Reports

The Indenture will provide that, whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent not prohibited by the Exchange Act, the Company will file with the SEC, and make available to the Trustee and the registered Holders of the Notes without cost to any Holder, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation within the time periods specified therein with respect to a non-accelerated filer. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the Holders of the Notes without cost to any Holder as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein with respect to a non-accelerated filer.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management’s Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

In addition, the Company and the Guarantors have agreed that they will make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act to the extent not satisfied by the foregoing. For purposes of this covenant, the Company and the Guarantors will be deemed to have furnished the reports to the Trustee and the Holders of Notes as required by this covenant if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Merger and Consolidation

The Company will not consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation), or convey, transfer or lease all or substantially all its assets in one or more related transactions to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Note Documents, and the Successor Company shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the Note Lien on the Collateral pledged by or transferred to such Person, together with the financing statements and comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions, in each case in a form reasonably satisfactory to the Trustee; provided that if the Successor Company is not a corporation, such Successor Company shall form a corporate co-issuer for the Notes, which shall assume all Note Obligations of the Company.

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under “—Limitation on Indebtedness and Preferred Stock;”

(4) each Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture, joinders, amendments, supplements or other instruments, if applicable, confirmed that its Note Guarantee shall apply to such Person’s Note Obligations, and delivered such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the Note Lien on the Collateral pledged by or transferred to such Person, together with the financing statements and comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions, in each case in a form reasonably satisfactory to the Trustee; and

(5) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, the Notes, the Intercreditor Agreement and the Security Documents; and its predecessor Company, except in the case of a lease of all or substantially all its assets, will be released from the obligation to pay the principal of and interest on the Notes.

No quantitative or other established meaning has been given to the phrase “all or substantially all” by courts which have interpreted this phrase in various contexts. In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of the assets conveyed and the proportion of an entity’s income derived from the assets conveyed. Accordingly, there may be uncertainty as to whether a holder of the notes can determine whether the Issuer has sold, leased, conveyed or otherwise disposed of all or substantially all of its assets and exercise any remedies such holder may have upon the occurrence of any such transaction, and for the avoidance of doubt, the term “all or substantially all,” when applied to the Collateral, as set forth above, shall not be read to mean “any” of the Collateral as a result of the Issuer or the relevant Subsidiary being in the “zone of insolvency.”

Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and the Company may consolidate with, merge into or transfer all or part of its properties and assets to a Wholly-Owned Subsidiary and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction; provided that, in the case of a Restricted Subsidiary that consolidates with, merges into or transfers all or part of its properties and assets to the Company, the Company will not be required to comply with the preceding clause (5).

In addition, the Company will not permit any Guarantor to consolidate with or merge with or into, and will not permit the conveyance, transfer or lease of substantially all of the assets of any Guarantor to, any Person (other than the Company or another Guarantor) unless:

(1) (a) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the Note Obligations of such Guarantor under its Note Guarantee; and (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; or

(2) the Guarantor’s Capital Stock is subject to an Asset Disposition transaction is made in compliance with the covenants described under “Note Guarantees” and “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock and Collateral Dispositions.”

Limitation on Lines of Business

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to the extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Impairment of Security Interest; Liens on Additional Property

Neither the Company nor any of its Restricted Subsidiaries will take or omit to take any action which would adversely affect or impair in any material respect the Note Liens in favor of the Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Security Documents, the Intercreditor Agreement or the Indenture. Neither the Company nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than the Notes or other Indebtedness to the extent permitted under the Indenture. The Company shall, and shall cause each Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the Note Obligations intended to be secured. The Company shall, and shall cause each Guarantor to, at its sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Note Liens at such times and at such places as the Collateral Agent or the Trustee may reasonably request.

The Company will deliver to the Trustee the Reserve Report and an Officer’s Certificate not later than April 1 in each calendar year while the Notes are outstanding certifying that the Collateral includes Oil and Gas Properties representing 100% of the total PV-10 Value of the Company’s and the Guarantors’ proved Oil and Gas Properties located in the United States as reflected in the most recent available annual Reserve Report (which shall use pricing assumptions consistent with SEC guidelines), or to the extent such Oil and Gas Properties represent less than such percentage, certify that it will promptly put in place Note Liens sufficient to increase such percentage to 100% with the Company using reasonable commercial efforts to correct any shortfall within 90 days. To the extent that any Oil and Gas Properties constituting Collateral are released from the Note Liens and are then assigned to Persons other than the Company and the Guarantors, any reserves attributable to such Oil and Gas Properties shall be deemed excluded from such Reserve Report for the purpose of determining whether such 100% requirement is met after giving effect to such release.

At or prior to the time that the Company is required to deliver to the Trustee an Officer’s Certificate in compliance with the preceding paragraph, the Company or the applicable Guarantor will deliver:

(a) to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages or amendments and supplements to existing Mortgages, duly executed by the Company or the Guarantor, as applicable, in form and substance reasonably satisfactory to the Collateral Agent (together with evidence of the completion, or satisfactory arrangements for the completion, of all recordings and filings of such instruments) as may be necessary to create a valid, perfected Note Lien (subject to no Lien other than Permitted Liens) on such Oil and Gas Properties, as may be required in order to make the certification in such Officer’s Certificate true and correct; and

(b) such legal opinions concerning the authorization, execution and delivery of such Mortgages, amendments or supplements, and the enforceability and recording thereof, as are reasonably satisfactory to the Collateral Agent.

Payments for Consent

Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes, unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of Default

Each of the following is an Event of Default:

(1) default in any payment of interest on any Note when due, continued for 30 days;

(2) default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Company or any Guarantor to comply with its obligations under “Certain Covenants—Merger and Consolidation”;

(4) failure by the Company to comply within 30 days after notice as provided below with any of its obligations under the covenant described under “Change of Control” above or under the covenants described under “Certain Covenants” above (in each case, other than a failure to purchase Notes that will constitute an Event of Default under clause (2) above and other than a failure to comply with “Certain Covenants—Merger and Consolidation” which is covered by clause (3));

(5) failure by the Company or any Restricted Subsidiary to comply within 60 days after notice as provided below with any other covenants in the Note Documents;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (and any extensions of any grace period) (“payment default”); or

(b) results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”); and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, either (i) aggregates $10.0 million or more or (ii) includes Indebtedness Incurred pursuant to clause (12) of the definition of “Permitted Debt” maturing on or prior to the Stated Maturity of the Notes;

(7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(8) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid or discharged, and there shall be any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, shall not be in effect (the “judgment default provision”);

(9) any Note Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary denies or disaffirms its Note Obligations; or

(10) as long as Security Documents have not been otherwise terminated in accordance with their terms and the Collateral as a whole has not been released from the Note Liens in accordance with the terms thereof, with respect to Collateral having a Fair Market Value in excess of $5.0 million individually or in the aggregate, the security interests under any Security Document or any Note Lien purported to be created or granted thereby on is held in any judicial proceeding to be unenforceable or invalid, in whole or part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in the Indenture or any Security Documents) to be fully enforceable and perfected.

However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company in writing and, in the case of a notice given by the Holders, the Trustee of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all the Notes to be due and payable. If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Collateral Agent, acting at the instruction of the Holders of a majority in principal amount of the Notes, in accordance with the provisions of the Indenture and the Security Documents and the Intercreditor Agreement, will determine the time and method by which the security interests in the Collateral will be enforced and, if applicable, will distribute proceeds (after payment of the costs of enforcement and Collateral administration) of the Collateral received by it under the Security Documents for the ratable benefit of the Holders of the Notes. The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium, interest or Additional Interest, if any) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity satisfactory to it or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Notes have not waived such Event of Default or otherwise given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture and under the Trust Indenture Act. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is not under any obligation to exercise any of its rights or powers under the Indenture to which it is a party at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it. Subject to the provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

If a default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder of Notes notice of the default within 90 days after it occurs and becomes known to the Trustee. Except in the case of a default in the payment of principal, premium, if any, interest or Additional Interest, if any, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interest of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposing to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture, the Notes, the Intercreditor Agreement and the Security Documents and the other Note Documents may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Such amendments may not, without the consent of the Holders of 75% in principal amount of the Notes then outstanding (voting as one class), release all or substantially all of the Collateral. However, no amendment may, among other things, without the consent of each Holder of an outstanding Note affected thereby:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture, the Notes or the Note Guarantees;

(2) reduce the stated rate of or change the stated time for payment of interest on any Note;

(3) reduce the principal of or change the Stated Maturity of any Note;

(4) reduce the premium payable upon the redemption of any Note as described above under “Optional Redemption,” change the time at which any Note may be redeemed as described above under “Optional Redemption” or waive any payment with respect to the redemption of Notes; provided, that solely for the avoidance of doubt, and without other implication, any purchase or repurchase of Notes (including pursuant to the covenants described above under “Change of Control” and “Certain Covenants—Limitations on Sales of Assets and Subsidiary Stock and Collateral Dispositions” shall not be deemed a redemption of Notes;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any Holder to receive payment of, premium, if any, principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7) make any change in the amendment or waiver provisions which require each Holder’s consent;

(8) modify the Note Guarantees in any manner adverse to the Holders of the Notes; or

(9) subordinate the Notes or the Note Guarantees of the Guarantors that would adversely affect the Holders.

Notwithstanding the foregoing, without the consent of any Holder, the Company, the Guarantors, the Trustee may amend the Note Documents to:

(1) cure any ambiguity, omission, defect, mistake or inconsistency that does not adversely affect the Holders;

(2) provide for the assumption by a successor corporation of the Note Obligations;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) add Note Guarantees or other obligors with respect to the Notes, including Note Guarantees, or release a Guarantor from its Note Guarantee and terminate such Note Guarantee; provided, however, that the release and termination is in accord with the applicable provisions of the Indenture;

(5) expand the Collateral securing the Note Obligations pursuant to the Note Liens, and, in the case of the Security Documents, to or for the benefit of the other secured parties named therein or to confirm and evidence the release, termination or discharge of any Note Guarantee of or Note Lien when such release, termination or discharge is permitted by the Indenture and the Security Documents;

(6) add to the covenants of the Company or a Restricted Subsidiary for the benefit of the Holders or surrender any right or power conferred upon the Company or a Restricted Subsidiary;

(7) make any change that does not adversely affect the rights of any Holder;

(8) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(9) conform the text of the Indenture, the Notes, the Note Guarantees or any other Note Document to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Note Guarantees;

(10) if necessary, in connection with any addition or termination or discharge of any Note Guarantee, when such termination or discharge is permitted by the Indenture;

(11) provide for the issuance of Exchange Notes;

(12) provide for the succession of a successor Trustee or Collateral Agent under the Indenture;

(13) provide for the accession or succession of any parties to the Note Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Notes and the Note Guarantees; or

(14) provide for the release or addition of Collateral in accordance with the terms of the Note Documents.

The consent of the Holders is not necessary under the Note Documents to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender. After an amendment under the Indenture or any Security Document becomes effective, the Company is required to mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of the amendment.

Defeasance

As provided and subject to the conditions below, the Company at any time may terminate all its Note Obligations and cause the release of all Note Liens (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. If the Company exercises its legal defeasance option, the Note Guarantees in effect at such time will terminate.

As provided and subject to the conditions below, the Company at any time may terminate its Note Obligations and cause the release of all Note Liens described under “Change of Control” and under covenants described under “Certain Covenants” (other than “Merger and Consolidation”), the operation of the cross default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Note Guarantee provision described under “Events of Default” above and the limitations contained in clause (3) under “Certain Covenants—Merger and Consolidation” above (“covenant defeasance”).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under “Events of Default” above or because of the failure of the Company to comply with clause (3) under “Certain Covenants—Merger and Consolidation” above. If the Company exercises its legal defeasance option or its covenant defeasance option, all Note Liens will be released.

If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor will also be released from all of its Note Obligations.

In order to exercise either defeasance option, the Company must, among other things, irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Satisfaction and Discharge

The Indenture and the other Note Documents will be discharged and will cease to be of further effect as to all Notes issued, when either:

(1) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or

(2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust solely for such purpose, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the Note Obligations with respect to the Notes not delivered to the Trustee for cancellation for principal and accrued interest to the date of maturity or redemption, and in each case certain other requirements set forth in the Indenture are satisfied and if, in either case, the Company pays all other sums payable under the Note Documents shall, except for certain obligations, including those with respect to the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes, cease to be of further effect and all Note Liens will be released.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, shall have any liability for any Note Obligations or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Concerning the Trustee and Collateral Agent

U.S. Bank National Association, will be the Trustee and Collateral Agent under the Indenture and has been appointed by the Company as registrar and paying agent with regard to the Notes.

Governing Law

The Indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“2013 Senior Convertible Notes” means the $72.8 million aggregate principal amount of the Company’s 5.00% Convertible Senior Notes due 2013 outstanding on the Issue Date.

“2015 Senior Convertible Notes” means the $86.3 million aggregate principal amount of the Company’s 4.50% Convertible Senior Notes due 2015 outstanding on the Issue Date.

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes or is merged with and into a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes or is merged with and into a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1) any properties or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in the Oil and Gas Business;

(2) capital expenditures by the Company or a Restricted Subsidiary in the Oil and Gas Business;

(3) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(4) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Adjusted Consolidated Net Tangible Assets” of a Person means (without duplication), as of the date of determination, the remainder of:

(a) the sum of:

(i) discounted future net revenues from proved oil and gas reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from

(A) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and

(B) estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves (including previously estimated development costs Incurred during the period and the accretion of discount since the prior period end) since such year end due to exploration, development or exploitation, production or other activities, which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination), and decreased by, as of the date of determination, the estimated discounted future net revenues from

(C) estimated proved oil and gas reserves produced or disposed of since such year end, and

(D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination), provided, however, that in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company’s petroleum engineers;

(ii) the capitalized costs that are attributable to Oil and Gas Properties of such Person and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on such Person’s books and records as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements;

(iii) the Net Working Capital of such Person on a date no earlier than the date of such Person’s latest annual or quarterly financial statements; and

(iv) the greater of

(A) the net book value of other tangible assets of such Person and its Restricted Subsidiaries, as of a date no earlier than the date of such Person’s latest annual or quarterly financial statement, and

(B) the appraised value, as estimated by independent appraisers, of other tangible assets of such Person and its Restricted Subsidiaries, as of a date no earlier than the date of such Person’s latest audited financial statements;

minus

(b) the sum of:

(i) Minority Interests;

(ii) any net gas balancing liabilities of such Person and its Restricted Subsidiaries reflected in such Person’s latest audited balance sheet;

(iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(iv) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Volumetric Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of such Person and its Subsidiaries with respect to Dollar-Denominated Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the full cost method of accounting to the successful efforts or a similar method, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the full cost method of accounting.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Approved Investment” means an Investment that complies with clauses (1) and (2) of the covenant described under “—Certain Covenants—Limitation on Affiliate Transactions” provided that the Company is in compliance with NYSE Rule 303A.01 at the time of such Investment.

“ASC” means the Financial Accounting Standards Board’s Accounting Standards Codification.

“ASU” means the Accounting Standards Update issued by the Financial Accounting Standards Board.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of the Oil and Gas Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of (A) shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (B) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, or (C) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (each referred to for the purposes of this definition as a “disposition”), in each case by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction or a joint venture arrangement in which the Company or any of its Restricted Subsidiaries contributes assets into such joint venture. For the avoidance of doubt, any dispositions of assets that are Production Payments and Reserve Sales (other than an Excluded VPP) shall be deemed to be Asset Dispositions.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1) a disposition by the Company or a Restricted Subsidiary to the Company or a Guarantor;

(2) the sale of Cash Equivalents in the ordinary course of business;

(3) a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(4) a disposition of damaged, unserviceable, obsolete or worn out equipment or equipment that is no longer necessary for the proper conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5) transactions in accordance with the covenant described under “Certain Covenants—Merger and Consolidation”;

(6) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Guarantor;

(7) for purposes of “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock and Collateral Dispositions” only, the making of a Permitted Investment or a Restricted Payment (or a disposition that would constitute a Restricted Payment but for the exclusions from the definition thereof) permitted by the covenant described under “Certain Covenants—Limitation on Restricted Payments”; provided that if any Net Available Cash is received by the Company or any Restricted Subsidiary as a result of such Permitted Investment or Restricted Payment, such Net Available Cash is applied in accordance with “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock and Collateral Dispositions” as if the assets subject to such Permitted Investment or Restricted Payment had been subject to an Asset Disposition;

(8) a Permitted Asset Swap;

(9) dispositions of assets in any single transaction or series of related transactions that involve assets with a Fair Market Value of less than $1.0 million;

(10) the granting of or realization or enforcement of Permitted Liens; provided that if any Net Available Cash is received by the Company or any Restricted Subsidiary as a result of the realization or enforcement of any Permitted Lien, such Net Available Cash is applied in accordance with “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock and Collateral Dispositions” as if the assets subject to such realization or enforcement had been subject to an Asset Disposition on the date such Net Available Cash is received by the Company or any Restricted Subsidiary;

(11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(13) foreclosure on assets; provided that if any Net Available Cash is received by the Company or any Restricted Subsidiary as a result of such foreclosure, such Net Available Cash is applied in accordance with “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock and Collateral Dispositions” as if the assets subject to such foreclosure had been subject to an Asset Disposition on the date such Net Available Cash is received by the Company or any Restricted Subsidiary;

(14) any Excluded VPP; and

(15) surrender or waiver of contract rights, oil and gas leases, or the settlement, release or surrender of contract, tort or other claims of any kind in the ordinary course of business.

“Asset Swap” means any concurrent purchase and sale or exchange of Oil and Gas Properties between the Company or any of its Restricted Subsidiaries and another Person (other than an Unrestricted Subsidiary); provided, that any cash received must be applied in accordance with “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock and Collateral Dispositions” as if the Asset Swap were an Asset Disposition.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Backstop Amount” means $100.0 million in the aggregate.

“Bakken Collateral” means Oil and Gas Properties to the extent (i) involving assets or other rights or property that constitute Collateral under the Security Documents and (ii) involving Oil and Gas Properties attributable to the Bakken formation located in Montana or North Dakota, in each case owned by the Company or the Guarantors as of the Issue Date, or acquired after the Issue Date as replacement Bakken Collateral in accordance with the covenant under “—Limitation on Sales of Assets and Subsidiary Stock and Collateral Dispositions”.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means, as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof or as to any Person that is not a corporation, the board of managers or such other individual or group serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, Oklahoma City, Oklahoma or Houston, Texas are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an Obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such Obligation will be the capitalized amount of such Obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” (or the equivalent thereof) or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services, or “a2” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6) interests in any investment company or money market fund that invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

“Casualty or Condemnation Event” means any taking under power of eminent domain or similar proceeding and any casualty loss (including as a result of fire, earthquake, tornado, flood, hurricane, landslide, acts of terrorism or any other natural or man-made disaster), in each case, relating to property or other assets that constitute Collateral.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets);

(2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

(3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

(4) the adoption by the shareholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Agent” means the Trustee or a party selected by the Trustee, acting as the collateral agent for the Holders of the Notes and the Trustee under the Security Documents.

“Collateral Proceeds Account” means a deposit account at the Collateral Agent that is subject to a customary control agreement and is pledged as Collateral to secure the Note Obligations pursuant to a Note Lien.

“Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons used, produced, processed or sold by such Person that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbon prices.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1) if the Company or any Restricted Subsidiary:

(a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and such proceeds had been applied as of such date (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation, in each case, provided that such average daily balance shall take into account any repayment of Indebtedness under such facility as provided in clause (b)); or

(b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period, including with the proceeds of such new Indebtedness, that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness as if such discharge had occurred on the first day of such period;

(2) if, since the beginning of such period, the Company or any Restricted Subsidiary will have made any Production Payments and Reserve Sales or any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition, the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with or with the proceeds from such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition (or will have received a contribution) of assets, including any acquisition or contribution of assets occurring in connection with a transaction causing a calculation to be made hereunder, that constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition or contribution had occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income:

(1) Consolidated Interest Expense;

(2) Consolidated Income Taxes of the Company and its Restricted Subsidiaries;

(3) consolidated depletion and depreciation expense of the Company and its Restricted Subsidiaries;

(4) consolidated amortization expense or impairment charges of the Company and its Restricted Subsidiaries recorded in connection with the application of Statement of Financial Accounting Standard No. 142, “—ASC Topic 350 Intangibles––Goodwill and Other Intangibles” and statement of Financial Accounting Standard No. 144 “—ASC Topic 360 Property, Plant and Equipment; and

(5) other non-cash charges of the Company and its Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation)

if applicable for such period; and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto that were deducted (and not added back) in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Volumetric Production Payments and (z) other non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period).

Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority, which taxes or other payments as calculated by reference to the income, profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense and without duplication:

(1) interest expense attributable to Capitalized Lease Obligations and the interest component of any deferred payment obligations;

(2) amortization of debt discount and capitalized financing or debt issuance costs, including fees associated with any amendments or waivers relating thereto (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense), but excluding amortization of issuance costs associated with the Company’s adoption of ASU 2009-15 “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing,” now codified under FASB ASC Topic 470 “Debt” resulting from separate accounting for the amortization of the fair value of an applicable share-lending agreement;

(3) non-cash interest expense, other than non-cash interest expense recorded in the Company’s consolidated financial statements as required by ASC 470-20 and/or ASU 2009-15, as they respectively relate to the Convertible Notes and any future Indebtedness of the Company or any Restricted Subsidiary that is convertible into Capital Stock (other than Disqualified Stock) of the Company or such Restricted Subsidiary;

(4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5) the interest expense on Indebtedness of another Person that is guaranteed by the Company or one of its Restricted Subsidiaries or secured by a Lien on assets of the Company or one of its Restricted Subsidiaries;

(6) costs associated with Interest Rate Agreements (including amortization of fees); provided, however, that if Interest Rate Agreements result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or on Preferred Stock of the Company or any of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary; and

(9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

minus, to the extent included above, the non-cash write-off of deferred financing costs and non-cash interest attributable to Dollar-Denominated Volumetric Production Payments.

For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of “Indebtedness,” the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (9) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

“Consolidated Net Income” means, for any period, the aggregate net income (loss) of the Company and its consolidated Subsidiaries (excluding net income (loss) from non-controlling interests) determined in accordance with GAAP and before any reduction in respect of preferred stock dividends of such Person; provided, however, that there will not be included in such Consolidated Net Income:

(1) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); provided that any cash actually distributed by Endeavor Gathering LLC during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below) shall be net of any Investments made during such period by the Company or any Restricted Subsidiary into Endeavor Gathering LLC, pursuant to clause (19) under the definition of “Permitted Investments”; and

(b) the Company’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary during such period;

(2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4) any extraordinary or nonrecurring gains or losses, together with any related provision for taxes on such gains or losses and all related fees and expenses;

(5) the cumulative effect of a change in accounting principles;

(6) any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines;

(7) any unrealized non-cash gains or losses or charges in respect of Permitted Commodity Hedging Obligations or Permitted Other Hedging Obligations (including those resulting from the application of SFAS 133—ASC Topic 815 Derivatives and Hedging);

(8) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(9) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards, provided that the proceeds resulting from any such grant will be excluded from clause (c)(ii) of the first paragraph of the covenant described under “Certain Covenants—Limitations on Restricted Payments;” and

(10) any income or loss attributed to any non-cash deferred income taxes.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contributed Asset” means any asset or other property (other than cash) that is contributed to the Company as a capital contribution or in respect of Equity Interests other than Disqualified Stock.

“Contributed Asset Cash” means, with respect to any Contributed Asset, without duplication, the lesser of (x) the sum of (1) to the extent such Contributed Asset has been converted into cash through an Asset Disposition (which, for the avoidance of doubt, shall not include the use, depletion, sale as inventory or amortization of such Contributed Asset but shall include any Production Payment and Reserve Sale transaction with respect to such Contributed Asset), the Net Available Cash from such Contributed Asset, plus (2) the aggregate amount of Contributed Asset EBITDA generated by such Contributed Asset since the date such Contributed Asset was acquired and (y) the Fair Market Value of the Contributed Asset at the time such Contributed Asset was acquired.

“Contributed Asset EBITDA” of a Contributed Asset, for any period, means, calculated without duplication in respect of any of the items listed below, the operating income or loss (calculated in accordance with GAAP) for such period generated by such Contributed Asset, plus,

(1) without duplication, and to the extent deducted (and not otherwise added back) in calculating such operating income or loss, the depletion, depreciation and amortization expense in respect of such Contributed Asset for such period; less

(2) to the extent included in calculating such operating income or loss and in excess of any costs or expenses attributable thereto that were deducted (and not added back) in calculating such operating income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Volumetric Production Payments; less

(3) to the extent included in calculating such operating income, any amounts not received by the Company or a Guarantor in cash;

in each case, calculated on a pro forma basis, giving effect to any Asset Disposition of any portion of such Contributed Asset.

“Convertible Notes” means the 2013 Senior Convertible Notes and the 2015 Senior Convertible Notes, in each case, outstanding on the Issue Date.

“Convertible Notes Refinancing” means the Incurrence of Indebtedness to refund, replace, defease, repurchase, purchase, refinance, exchange for or otherwise retire for value all or a portion of the Convertible Notes; provided that such Indebtedness (i) may be guaranteed by the Guarantors, (ii) may be secured by Liens on the Collateral ranking lower in priority to the Note Liens, (iii) may not have a cash interest rate that is higher than the one applicable to the Notes, (iv) may not have covenants that are more restrictive with respect to the Company and its Subsidiaries than the covenants contained in the Indenture, in any material respect, (v) may not have any scheduled maturities (including, without limitation amortization payments) or put dates prior to 91 days after the Stated Maturity of the Notes (and any Change of Control or Asset Disposition redemption provisions therein will provide that the Notes are to be redeemed prior to such Indebtedness) and (vi) must otherwise constitute Refinancing Indebtedness in respect of the relevant Convertible Notes (other than as permitted in clauses (i) and (ii) above).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“CVS Collateral” means the Oil and Gas Properties owned by the Company or the Guarantors on the Issue Date, together with any replacements thereof, related to the Cotton Valley Sands Formation, and any other hydrocarbon layers above the base of such formation located at 9,886 feet below the surface, located in Texas (including any fixtures and improvements pertaining to such assets used in connection with, or related to, any other oil and gas formations).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) at the option of the Holder of the Capital Stock or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person that is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock that is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3) is redeemable at the option of the Holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding; provided that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the Holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the Holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) will not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that (i) the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions “Change of Control” and “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock and Collateral Dispositions” and (ii) such repurchase or redemption will be permitted solely to the extent also permitted in accordance with the provisions of the Indenture described under the caption “Certain Covenants—Restricted Payments.”

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Dollar-Denominated Volumetric Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock)

“Equity Offering” means (i) a public offering for cash by the Company of Capital Stock (other than Disqualified Stock) made pursuant to a registration statement, other than public offerings registered on Form S-4 or S-8, and (ii) a private offering for cash by the Company of its Capital Stock (other than Disqualified Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Indebtedness” means Indebtedness (and related Obligations) Incurred pursuant to clause (1), (3), (5) (to the extent not Incurred in contemplation of the relevant acquisition), (6), (7), (8), (9) and (12) of the definition of “Permitted Debt” or clause (2) of the definition of “Permitted Debt” (to the extent such Guarantee relates to any of the foregoing Indebtedness).

“Excluded VPP” means a Production Payment and Reserve Sale that is a volumetric production payment entered into after September 30, 2011 that is designated by the Company in an Officer’s Certificate to be an Excluded VPP. The Company may designate once that any Production Payment and Reserve Sale that is a volumetric production payment with respect to either the CVS Collateral or the Haynesville Collateral is an Excluded VPP. Any proceeds from an Excluded VPP shall be reinvested as set forth in clause (k) under the covenant “Limitation on Sales of Assets and Subsidiary Stock and Collateral Dispositions.”

“Existing Properties” means existing Oil and Gas Properties of the Company and the Guarantors as of the Issue Date or other Oil and Gas Properties relating thereto, complementary thereto or adjacent thereto acquired by the Company or the Guarantors after the Issue Date.

“Existing Senior Notes” means the Company’s 11.375% Senior Notes due 2019 that are outstanding on the Issue Date.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company pursuant to a resolution, and if such Fair Market Value is $20.0 million or greater, based on an opinion or appraisal issued by an accounting, valuation, appraisal or investment banking firm of national standing. A certified copy of any resolution in which a determination of Fair Market Value is made shall be delivered by the Company in writing to the Trustee, together with a copy of any opinion or appraisal on which such determination is based. Notwithstanding the foregoing, (i) the Fair Market Value of any cash Restricted Payment shall be its face amount and (ii) the Fair Market Value may be determined by the Board of Directors of the Company acting in good faith alone, where so expressly stated in the Indenture.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

“Guarantor” means Diamond Blue Drilling Co. and Endeavor Pipeline Inc. and any Restricted Subsidiary created or acquired by the Company after the Issue Date (other than a Foreign Subsidiary) that Incurs any Indebtedness.

“Haynesville Collateral” means the Oil and Gas Properties owned by the Company or the Guarantors on the Issue Date, together with any replacements thereof, related to the Haynesville/Bossier Formation, and any other hydrocarbon layers below the base of the Cotton Valley Sands Formation, located in Texas (excluding any fixtures and improvements pertaining to such assets used in connection with, or related to, any other oil and gas formations).

“Holder” means a Person in whose name a Note is registered on the registrar’s books.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Incur” means issue, create, assume, guarantee, incur or otherwise become directly or indirectly liable for, contingently or otherwise; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication, whether or not contingent):

(1) the principal of and premium (if any) in respect of Indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the principal component of all Obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable, to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such obligation is satisfied within 30 days of payment on the letter of credit);

(4) the principal component of all Obligations of such Person (other than obligations payable solely in Capital Stock that is not Disqualified Stock) to pay the deferred and unpaid purchase price of property (except accrued expenses and trade payables and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto to the extent such obligations would appear as liabilities upon the consolidated balance sheet of such Person in accordance with GAAP;

(5) Capitalized Lease Obligations of such Person to the extent such Capitalized Lease Obligations would appear as liabilities on the consolidated balance sheet of such Person in accordance with GAAP;

(6) the principal component or liquidation preference of all Obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination (as determined in good faith by the Board of Directors of the Company) and (b) the amount of such Indebtedness of such other Persons;

(8) the principal component of Indebtedness of other Persons to the extent guaranteed by such Person; and

(9) to the extent not otherwise included in this definition, net Obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such Obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time);

provided, however, that any Indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such Obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the Holders of such Indebtedness, and subject to no other Liens, shall not constitute “Indebtedness.”

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the Obligation, of any contingent obligations at such date.

Notwithstanding the preceding, “Indebtedness” shall not include:

(1) Production Payments and Reserve Sales;

(2) any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an Oil and Gas Property, in each case not relating to or arising from borrowed money;

(3) any Obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, guarantees, adjustment of purchase price, holdbacks, contingency payment obligations or similar obligations (other than guarantees of Indebtedness), in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that such Indebtedness is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary;

(4) any Obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

(5) in-kind Obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business; and

(6) all contracts and other Obligations, agreements instruments or arrangements described in clauses (21), (22), (26)(a) and (28) of the definition of “Permitted Liens.”

In addition, “Indebtedness” of any Person will include Indebtedness described in the first paragraph of this definition of “Indebtedness” that would not appear as a liability on the balance sheet of such Person if:

(1) such Indebtedness is the Obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture or otherwise liable for all or a portion of the Joint Venture’s liabilities (a “General Partner”); and

(3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such Obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Initial Niobrara Collateral” means the first 50% of the Company’s aggregate net mineral acreage interests in the Niobrara Collateral, existing as of the Issue Date together with any replacements thereof, that is disposed of by the Company or any Restricted Subsidiary in an Asset Disposition.

“Initial Reserve Report” means, collectively, (i) that certain reserve report which was prepared by MHA Petroleum Consultants, Inc. dated October 27, 2011, and (ii) that certain reserve report which was prepared by DeGolyer and MacNaughton, dated September 1, 2011, each evaluating the Oil and Gas Properties of the Company as of December 31, 2010.

“Intercreditor Agreement” means an intercreditor agreement in the form of, or containing terms no less favorable to the Collateral Agent in any material respect compared to, the form of Intercreditor Agreement attached as an exhibit to the Indenture, which agreement shall govern the relative priority of the Note Liens and the Liens on the Collateral securing the Subordinated Lien Obligations, as described herein under “—Intercreditor Agreement”.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit and advances or extensions of credit to customers in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments (excluding any interest in a crude oil or natural gas leasehold to the extent constituting a security under applicable law) issued by, such other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1) Permitted Commodity Hedging Obligations and Permitted Other Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(2) endorsements of negotiable instruments and documents in the ordinary course of business; and

(3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

The amount of any Investment shall not be adjusted for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment.

For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments,”

(1) “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary (as conclusively determined by the Board of Directors of the Company in good faith) at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means the first date on which the Notes are issued under the Indenture.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Minority Interest” means the percentage interest represented by any shares of any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.

“Mortgaged Property” means any Property owned by the Company or any Guarantor that is subject to the Note Liens.

“Mortgages” means all mortgages, deeds of trust and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Note Liens on Mortgaged Property to secure the Note Obligations.

“Net Available Cash” from an Asset Disposition or a Casualty or Condemnation Event means cash payments received (including any insurance or other similar cash payments in respect of a Casualty or Condemnation Event and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other Obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition or Casualty or Condemnation Event;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition or Casualty or Condemnation Event, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition or Casualty or Condemnation Event;

(3) all distributions and other payments required to be made to minority interest Holders in Subsidiaries or joint ventures or to Holders of royalty or similar interests as a result of such Asset Disposition or Casualty or Condemnation Event; and

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition or subject to such Casualty or Condemnation Event and retained by the Company or any Restricted Subsidiary after such Asset Disposition or Casualty or Condemnation Event;

provided that, (i) to the extent any assets that are subject to Permitted Commodity Hedging Obligations are subject to an Asset Disposition or Casualty or Condemnation Event, any cash proceeds from the transfer or unwinding of such Permitted Commodity Hedging Obligations shall be included in Net Available Cash, and any payments or deductions from the cash proceeds of such Asset Disposition or Casualty or Condemnation Event in respect of the transfer or unwinding of such Permitted Commodity Hedging Obligations shall be deemed to reduce such Net Available Cash; and (ii) to the extent that any assets are Invested in a Person that is not the Company or a Guarantor and cash is returned to the Company or a Guarantor in respect of such Investment, such cash shall be applied as Net Available Cash from an Asset Disposition of such assets Invested.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or any contribution to equity capital, means the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness and any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

“Niobrara Collateral” means the Oil and Gas Properties owned by the Company or the Guarantors on the Issue Date, together with any replacements thereof, related exclusively to the Niobrara Formation located in Wyoming.

“Non-Recourse Debt” means Indebtedness of a Person:

(1) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2) no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any Holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

“Note Documents” means the Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement, the Security Documents and any intercreditor provisions entered into in connection with a Permitted Letter of Credit Facility, a Permitted Commodity Hedging Obligation or a Permitted Other Hedging Obligation.

“Note Guarantee” means, individually, any Guarantee of payment of the Notes and Exchange Notes by a Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Note Guarantees. Each such Note Guarantee will be in the form prescribed by the Indenture.

“Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Note Obligations.

“Note Obligations” means the Obligations of the Company and any other obligor under the Indenture or any of the other Note Documents, including any Guarantor, to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other Obligations to the Trustee and the Holders under the Indenture and the Notes, according to the respective terms thereof.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“Oil and Gas Business” means: (1) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquid natural gas and other hydrocarbon and mineral properties or products produced in association with any of the foregoing; (2) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other hydrocarbons and minerals obtained from unrelated Persons; and (3) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (2) of this definition.

“Oil and Gas Properties” means any and all rights, titles, interests and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature, together with all fixtures and improvements pertaining thereto.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Other Collateral” means the assets of the Company and the Restricted Subsidiaries that constitutes Collateral, excluding (1) the Bakken Collateral, (2) the CVS Collateral and (3) the Niobrara Collateral.

“Other Collateral Disposition” means any sale, transfer or other disposition of Other Collateral. The sale or issuance of Equity Interests in a Restricted Subsidiary that owns Other Collateral such that it thereafter is no longer a Restricted Subsidiary shall be deemed to be an Other Collateral Disposition of the Other Collateral owned by such Restricted Subsidiary.

“Permitted Additional Pari Passu Obligations” means all Obligations the Company or any of the Guarantors with respect to any Indebtedness that has been Incurred in accordance with the Indenture that are pari passu with the Note Obligations in right of payment and secured by Liens on the Collateral ranking equal in priority to the Note Liens.

“Permitted Asset Swap” means an Asset Swap, (i) of a producing Oil and Gas Property (or set of properties) for another producing Oil and Gas Property (or set of properties) with a PV-10 Value that is greater than or equal to the PV-10 Value of the property being transferred, (ii) of a non-producing Oil and Gas Property (or set of properties) for any other Oil and Gas Property (or set of properties), (iii) of a producing Oil and Gas Property (or set of properties containing producing Oil and Gas Properties) for a non-producing Oil and Gas Property (or set of properties containing non-producing Oil and Gas Properties) in the same Basin as the property or properties being transferred. Any assets acquired in a Permitted Asset Swap shall be owned by the Issuer or a Guarantor as required by the Security Documents.

“Permitted Bakken Joint Venture” means a joint venture among the Issuer or a Guarantor and one or more unaffiliated third parties in respect of the Bakken Collateral, which joint venture is more than 51% owned by the Issuer or the Guarantors and controlled by the Issuer or the Guarantors.

“Permitted Business Activities” means clauses (1) and (2) of the definition of “Oil and Gas Business.”

“Permitted Business Investment” means any Investment (other than an Investment in an Unrestricted Subsidiary) made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing, storing, treating or transporting oil, natural gas or other hydrocarbons and minerals through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(1) ownership interests in oil, natural gas, other hydrocarbons and minerals properties, liquid natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

(2) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas, other hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, shareholder agreements and other similar agreements (including for limited liability companies) with third parties (including Unrestricted Subsidiaries); and

(3) direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Commodity Hedging Obligations” means Obligations of the Company or any Guarantor with respect to non-speculative transactions in futures, forwards, swaps or option contracts (including both physical and financial settlement transactions), entered into by the Company or any Guarantor as part of its normal business operations with the purpose and effect of hedging prices as a risk management strategy or hedge against adverse changes in the prices of natural gas or oil (including without limitation commodity price hedges, swaps, caps, floors, collars and similar agreements designed to protect the Company or any such Guarantor against fluctuations in commodity prices or any option with respect to any such transaction) and not intended primarily as a borrowing of funds, provided that such transactions, at the time of such transaction, giving effect to any other Commodity Agreements then in effect together with such transaction, (i) with respect to projected production of natural gas from undeveloped Oil and Gas Properties by the Company and the Guarantors, shall not apply to more than 75% of such projected production of natural gas, (ii) with respect to projected production of oil from undeveloped Oil and Gas Properties by the Company and the Guarantors, shall not apply to more than 75% of such projected production of oil, (iii) with respect to projected production of natural gas from existing developed producing Oil and Gas Properties by the Company and the Guarantors, shall not apply to more than 100% of such projected production of natural gas and (iv) with respect to projected production of oil from existing developed producing Oil and Gas Properties by the Company and the Guarantors, shall not apply to more than 100% of such projected production of oil.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) the Company or any Guarantor or a Person which will, upon the making of such Investment, become a Guarantor; provided, however, that the primary business of such Guarantor is the Oil and Gas Business;

(2) another Person whose primary business is the Oil and Gas Business if as a result of such Investment such other Person becomes a Guarantor or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Guarantor and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3) cash and Cash Equivalents;

(4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, commission, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary not to exceed $2.5 million in the aggregate at any one time outstanding;

(7) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with the Indenture, including, without limitation, the covenant described under “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock and Collateral Dispositions”; provided that such securities or other assets received in an Asset Disposition or an exchange or swap of assets shall be pledged as Collateral under the Security Documents to the extent the assets subject to such Asset Disposition or exchange or swap of assets constituted Collateral, with the Note Liens on such Collateral being of the same relative priority as the Note Liens on the assets disposed of;

(9) Investments in existence on the Issue Date;

(10) Commodity Agreements, Currency Agreements, Interest Rate Agreements and related Permitted Commodity Hedging Obligations and Permitted Other Hedging Obligations, which transactions or obligations are Incurred in compliance with the Indenture, including, without limitation, “Certain Covenants—Limitation on Indebtedness and Preferred Stock”;

(11) Guarantees issued in accordance with the Indenture, including, without limitation, the covenant described under “Certain Covenants—Limitations on Indebtedness and Preferred Stock”;

(12) any Permitted Asset Swap or acquisition of Additional Assets made in accordance with the Indenture, including, without limitation, the covenant described under “Certain Covenants—Limitation on

Sales of Assets and Subsidiary Stock and Collateral Dispositions” other than a transaction involving an Unrestricted Subsidiary; provided that such Additional Assets or securities or other assets received in an Asset Disposition or Permitted Asset Swap shall be pledged as Collateral under the Security Documents to the extent the assets subject to such Asset Disposition or Permitted Asset Swap constituted Collateral, with the Note Liens on such Collateral being of the same relative priority as the Note Liens on the assets disposed of;

(13) Permitted Business Investments in any Person other than the Company or a Guarantor in an aggregate amount that, when taken together with other Permitted Business Investments then outstanding, do not exceed, at the time such Investment is made, (x) 10.0% of Adjusted Consolidated Net Tangible Assets for Investments made during the first three years after the Issue Date and (y) 15.0% of Adjusted Consolidated Net Tangible Assets for Investments made after the third anniversary of the Issue Date; provided, that: (A) (i) CVS Collateral, (ii) Niobrara Collateral (prior to the date the Initial Niobrara Proceeds have been received and applied in full) and (iii) producing Oil and Gas Properties of the Company or a Guarantor will not be permitted to be used for “Permitted Business Investments”; (B) Permitted Business Investments in any Person other than the Company or a Guarantor must be made only in the United States or Canada; (C) any Permitted Business Investment in any Person other than the Company or a Guarantor must be made at Fair Market Value and must comply fully with the Affiliate Transactions covenant (i.e., not pursuant to the carve-outs); and (D) any Asset Disposition by any entity in which a Permitted Business Investment has been made (each, a “PBI Entity”) will be treated as an Asset Disposition by a Restricted Subsidiary (including the provisions applicable to the various categories of assets being disposed of), with the amount of Net Available Cash required to be applied under the covenant described under “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock and Collateral Dispositions” being equal to (x) the percentage of the economic benefit in the PBI Entity to which the Company and the Guarantors are entitled times (y) the amount of Net Cash Proceeds received by the PBI Entity;

(14) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(15) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(16) unsecured Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses or concessions related to the Oil and Gas Business;

(17) acquisitions of assets, equity interests or other securities by the Company for consideration consisting of common equity securities of the Company;

(18) Investments in the Notes; and

(19) any Investment in Endeavor Gathering LLC made during any fiscal year of the Company or within 45 days after the end of such fiscal year in amounts that, together with all other Investments made in Endeavor Gathering LLC in respect of such fiscal year in reliance on this clause (19) during such fiscal year or within 45 days after the end of such fiscal year, do not exceed the amount of dividends or distributions previously paid in respect of such fiscal year to the Company or any Restricted Subsidiary by Endeavor Gathering LLC.

“Permitted Letter of Credit Facility” means, with respect to the Company or any Guarantor, one or more debt facilities providing solely for the issuance of letters of credit and the cash collateralization thereof not to exceed, in the aggregate, $10.0 million at any time outstanding with such cash collateral not to exceed 105% of the aggregate undrawn face amounts thereof, in each case, together with the related documents thereto (including any guarantees and collateral documents, instruments and agreements executed in connection therewith, whether in effect on the Issue Date or entered into thereafter) in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent or agent and lenders or another administrative agent or agents or other lenders).

“Permitted Liens” means, with respect to any Person:

(1) Liens with respect to Obligations Incurred under clause (1) of the definition of “Permitted Debt” that (i) consist of set-off rights and do not extend to any assets other than the cash held at the institution providing the letters of credit Incurred under such clause (1) (which cash shall also be Collateral subject to Note Liens) or (ii) are Liens on the Collateral that rank pari passu in priority with the Note Liens;

(2) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws, social security or old age pension laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits (which may be secured by a Lien) to secure public or statutory obligations of such Person including letters of credit and bank guarantees required or requested by the United States, any State thereof or any foreign government or any subdivision, department, agency, organization or instrumentality of any of the foregoing in connection with any contract or statute (including lessee or operator obligations under statutes, governmental regulations, contracts or instruments related to the ownership, exploration and production of oil, natural gas, other Hydrocarbons and minerals on State, Federal or foreign lands or waters), or deposits of cash or United States government bonds to secure indemnity performance, surety or appeal bonds or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3) statutory and contractual Liens of landlords and Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof and, in the case of Collateral, such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien;

(4) Liens for taxes, assessments or other governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves, if any, required pursuant to GAAP have been made in respect thereof and, in the case of Collateral, such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien;

(5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties so long as any such survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions are subordinate in all respects to the Note Liens and do not in the aggregate materially adversely affect the value of the assets of such Person and its Restricted Subsidiaries, taken as a whole, or materially impair their use in the operation of the business of such Person;

(7) Liens securing Permitted Commodity Hedging Obligations, which Liens, to the extent the counterparty under a Permitted Commodity Hedging Obligation reasonably requires, may be of higher priority than the Note Liens (and shall, in such case, also be of higher priority than any other Liens on the Collateral that secure Indebtedness), in which case such Permitted Commodity Hedging Obligation shall become a secured obligation under the Security Agreement and the Collateral Agent and Trustee shall enter into intercreditor arrangements or provisions specifying the relative priority of (x) Liens securing Permitted Commodity Hedging Obligations pursuant to this clause (7) and (y) the Note Liens;

(8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9) prejudgment Liens and judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10) Liens for securing Indebtedness incurred under clause (6) of the definition of “Permitted Debt”; provided that;

(a) such Liens do not encumber any assets (and proceeds thereof) other than those acquired, purchased, constructed or improved with the proceeds of such Indebtedness, or assets affixed or appurtenant thereto; and

(b) such Liens are created within 180 days of the later of the acquisition, purchase or the completion of the construction or improvement of such assets;

(11) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13) Liens existing on the Issue Date (other than Liens described specifically in the other clauses of this definition of “Permitted Liens”);

(14) Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);

(15) Liens on property at the time the Company or any of its Subsidiaries acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);

(16) Liens securing Indebtedness or other Obligations of a Subsidiary owing to the Company or a Wholly-Owned Subsidiary;

(17) Note Liens securing the Notes and the Note Guarantees (and related Note Obligations) Incurred pursuant to clause (4) of the definition of “Permitted Debt” and Refinancing Debt in respect thereof;

(18) Liens securing other Indebtedness incurred in accordance with the Indenture, which Liens shall rank expressly junior in priority to the Note Liens pursuant to the Intercreditor Agreement; provided that such Indebtedness may not have any scheduled maturities (including, without limitation amortization payments) or put dates prior to 91 days after the Stated Maturity of the Notes (and any Change of Control or Asset Disposition redemption provisions therein will provide that the Notes are to be redeemed prior to such Indebtedness);

(19) any interest or title of a lessor under any operating lease;

(20) Liens in respect of Production Payments and Reserve Sales, which Liens shall relate to the property that is the subject of such Production Payments and Reserve Sales;

(21) Liens arising under farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business and are incurred in the ordinary course of business; provided that the Liens arising under any such agreements are not incurred in connection with Indebtedness or other borrowing of money;

(22) Liens on pipelines or pipeline facilities that arise by operation of law;

(23) deposits made in the ordinary course of business to secure liability to insurance carriers;

(24) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Indebtedness and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement and are incurred in the ordinary course of business and not for speculative purposes;

(26) any (a) interest or title of a lessor under any lease, Liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements) or (c) subordination of the interest of the lessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

(27) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(28) Liens (other than Liens securing Indebtedness, sale-leaseback arrangements or lease obligations) on, or related to, assets to secure all or part of the costs incurred in the ordinary course of the Oil and Gas Business for the exploration, drilling development, production, processing;

(29) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(30) Liens arising under the Indenture in favor of the Trustee or the Collateral Agent for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing

Indebtedness permitted to be incurred under the Indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(31) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments;” and

(32) Liens in favor of collecting or payer banks having a right of setoff, revocation, or charge back with respect to money or instruments of the Company or any Subsidiary of the Company on deposit with or in possession of such bank.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).

“Permitted Other Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices, in each case, other than Permitted Commodity Hedging Obligations.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the Holder of such interest has recourse to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

“Property” means, with respect to any Person, any interests of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock, partnership interests and other equity or ownership interests in any other Person.

“PV-10 Value” means, with respect to all Oil and Gas Properties of the Company and the Guarantors constituting proved reserves, the present value of the estimated net cash flow to be realized from the production of Hydrocarbons from all such Oil and Gas Properties contained in the Reserve Reports discounted at 10 percent.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, extend, prepay, redeem or retire (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall have correlative meanings) any Indebtedness (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary, but excluding Indebtedness of a Subsidiary that is not a Restricted Subsidiary that refinances Indebtedness of the Company or a Restricted Subsidiary), including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs required by the instruments governing such existing Indebtedness and fees and expenses Incurred in connection therewith); and

(4) if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Note Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced.

“Remaining Bakken Proceeds” means the remaining 50% of the Net Available Cash following any offer to repurchase the Notes in connection with an Asset Disposition of the Bakken Collateral.

“Reserve Report” means a report setting forth, as of December 31st, the oil and gas reserves attributable to the proved Oil and Gas Properties of the Company and the Guarantors, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date. Until superseded, the Initial Reserve Report will be considered the Reserve Report.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Senior Secured Credit Agreement” means the Fifth Amended and Restated Loan Agreement dated as of February 2, 2011 among the Company, as Borrower, Capital One, National Association, as Administrative Agent, and the agents and the lenders thereto from time to time, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, which will be discharged on the Issue Date.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Lien Creditor” means a creditor in respect of a Subordinated Lien Obligation.

“Subordinated Obligation” means any Obligation of the Company or Guarantor (whether outstanding on the Issue Date or thereafter Incurred) (i) that is subordinate or junior in right of payment to the Notes or the Note Guarantees pursuant to a written agreement, (ii) that is secured by a Lien that ranks lower in priority than the Note Liens, (iii) that is unsecured. For the avoidance of doubt, all Obligations with respect to the Existing Senior Notes and the Convertible Notes shall be Subordinated Obligations.

“Subsidiary “ of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary (other than in this definition) shall refer to a Subsidiary of the Company.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.

“Upstream Restricted Payment” means any dividend, distribution, repayment, prepayment, repurchase, redemption, purchase or other retirement for value of Equity Interests or Subordinated Indebtedness of the Company or any of the Restricted Subsidiaries, except for any of the foregoing made to the Company or a Guarantor.

“Unrestricted Subsidiary” means:

(1) as of the Issue Date, Endeavor Gathering LLC;

(2) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(3) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1) such Subsidiary or any of its Subsidiaries does not (a) own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary or (b) own or hold Collateral;

(2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3) on the date of such designation, such designation and the Investment of the Company in such Subsidiary complies with “Certain Covenants—Limitation on Restricted Payments”;

(4) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock of such Person or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(5) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of the covenant described under “Certain Covenants—Limitation on Indebtedness and Preferred Stock” on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the Holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of members of such entity’s Board of Directors.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material U.S. federal income tax consequences relevant to the exchange of New Notes for Old Notes pursuant to the exchange offer does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of New Notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax consequences.

We believe that the exchange of New Notes for Old Notes pursuant to the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. Accordingly, a holder will not recognize any taxable gain or loss as a result of the exchange and will have the same tax basis and holding period in the New Notes as the holder had in the Old Notes immediately before the exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker–dealer for use in connection with any such resale. In addition, until                     , 2012, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and be delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker–dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker–dealers) against certain liabilities, including liabilities under the Securities Act.

Following completion of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of Old Notes who did not exchange their Old Notes for New Notes in the exchange offer on terms which may differ from those contained in this prospectus and the enclosed letter of transmittal. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any additional exchange offers. These additional exchange offers may take place from time to time until all outstanding Old Notes have been exchanged for New Notes, subject to the terms and conditions in the prospectus and letter of transmittal distributed by us in connection with these additional exchange offers.

LEGAL MATTERS

The validity of the New Notes offered hereby will be passed upon for us by Andrews Kurth LLP, Houston, Texas and certain other matters relating to this exchange offer will be passed upon for us by Crowe & Dunlevy, A Professional Corporation, Oklahoma City, Oklahoma.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2010 and December 31, 2009 and management’s assessment of internal control over financial reporting as of December 31, 2010 included in the Company’s 2010 Annual Report on Form 10-K and our consolidated financial statements as of and for the years ended December 31, 2010 and December 31, 2009 (revised to include Note P – Condensed Consolidating Financial Information) included in the Periodic Report on Form 8-K filed with the SEC on January 20, 2012 have been incorporated by reference in this Prospectus in reliance on the reports of Grant Thornton LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

Our consolidated financial statements for the year ended December 31, 2008, before the effects of the adjustments to retrospectively apply the changes in accounting described in Note C to the consolidated financial statements included in the Company’s 2009 Annual Report on Form 10-K and Note B to the consolidated financial statements included in the Company’s 2010 Annual Report on Form 10-K and the Periodic Report on Form 8-K filed with the SEC on January 20, 2012 (such financial statements before the effects of the retrospective adjustments are not separately included or incorporated by reference in the Prospectus) have been audited by Smith, Carney & Co., p.c., an independent registered public accounting firm. The adjustments to those financial statements to retrospectively apply the changes in accounting principle described in Notes C and B, identified above, have been audited by Grant Thornton LLP, an independent registered public accounting firm. The consolidated financial statements for the year ended December 31, 2008 incorporated by reference in this Prospectus have been so incorporated by reference in reliance on the report of (i) Smith, Carney & Co., p.c. solely with respect to those financial statements before the effects of the adjustments to retrospectively apply the changes in accounting described in Notes C and B, identified above and (ii) Grant Thornton LLP solely with respect to the adjustments to those financial statements to retrospectively apply the changes in accounting described in Notes C and B, identified above, given on the authority of such firms as experts in accounting and auditing.

The historical reserve information as of December 31, 2010, prepared by MHA Petroleum Consultants, Inc., has been included or incorporated by reference herein in reliance upon the authority of such firm as experts with respect to matters contained in such reserve reports. The historical reserve information as of December 31, 2010, prepared by DeGolyer and MacNaughton, has been included or incorporated by reference herein in reliance upon the authority of such firm as experts with respect to matters contained in such reserve reports.

Dealer Prospectus Delivery Obligation

Until                      , 2012, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Our certificate of incorporation contains a provision that eliminates the personal monetary liability of directors and officers to us and our shareholders for a breach of fiduciary duties to the extent currently allowed under the Oklahoma General Corporation Act, or the OGCA. To the extent certain claims against directors or officers are limited to equitable remedies, this provision of our certificate of incorporation may reduce the likelihood of derivative litigation and may discourage shareholders or management from initiating litigation against directors or officers for breach of their duty of care. Additionally, equitable remedies may not be effective in many situations. If a shareholder’s only remedy is to enjoin the completion of the Board of Director’s action, this remedy would be ineffective if the shareholder did not become aware of a transaction or event until after it had been completed. In such a situation, it is possible that we and our shareholders would have no effective remedy against the directors or officers.

Liability for monetary damages has not been eliminated for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or payment of an improper dividend in violation of section 1053 of the OGCA. The limitation of liability also does not eliminate or limit director liability arising in connection with causes of action brought under the Federal securities laws.

The OGCA permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties against all expenses (including attorneys’ fees) actually and reasonably incurred by, or imposed upon, him in connection with the defense by reason of his being or having been a director or officer if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except where he has been adjudged by a court of competent jurisdiction (and after exhaustion of all appeals) to be liable for gross negligence or willful misconduct in the performance of duty. Our certificate of incorporation provides indemnification to the same extent allowed pursuant to the foregoing provisions of the OGCA.

We have entered into indemnity agreements with each of our non-employee directors. These agreements provide for indemnification to the extent permitted by the OGCA and require us to use commercially reasonable efforts to maintain director and officer liability insurance.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

(b) Financial Statement Schedule.

Not applicable.

Item 22.	Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145I, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(f) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(g) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(h) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on January 25, 2012.

GMX RESOURCES INC.
(Registrant)

By:	/s/ James A. Merrill
James A. Merrill, Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ken L. Kenworthy, Jr. and James A. Merrill, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 25, 2012.

Signatures	Title

/s/ Ken L. Kenworthy, Jr. Ken L. Kenworthy, Jr.	Chief Executive Officer and Director (Principal Executive Officer)

/s/ James A. Merrill James A. Merrill	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Michael J. Rohleder Michael J. Rohleder	President and Director

/s/ T.J. Boismier T. J. Boismier	Director

/s/ Steven Craig Steven Craig	Director

/s/ Ken L. Kenworthy, Sr. Ken L. Kenworthy, Sr.	Director

/s/ Jon W. McHugh Jon W. McHugh	Director

/s/ Thomas G. Casso Thomas G. Casso	Director

/s/ Michael G. Cook Michael G. Cook	Director

/s/ J. David Lucke J. David Lucke	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on January 25, 2012.

DIAMOND BLUE DRILLING CO.
(Co-registrant)

By:	/s/ Michael J. Rohleder
Michael J. Rohleder, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 25, 2012.

Signatures	Title

/s/ Michael J. Rohleder Michael J. Rohleder	President (Principal Executive Officer) and Director

/s/ James A. Merrill James A. Merrill	Chief Financial Officer (Principal Financial and Accounting Officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on January 25, 2012.

ENDEAVOR PIPELINE INC.
(Co-registrant)

By:	/s/ Keith Leffel
Keith Leffel, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 25, 2012.

Signatures	Title

/s/ Keith Leffel Keith Leffel	President (Principal Executive Officer) and Director

/s/ Harry C. Stahel, Jr. Harry C. Stahel, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Michael J. Rohleder Michael J. Rohleder	Director

/s/ James A. Merrill James A. Merrill	Director

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date

3.1(a)	Amended and Restated Certificate of Incorporation of GMX Resources Inc.	SB-2	353-49328	3.1	11/06/2000

3.1(b)	Amended Certificate of Incorporation of GMX Resources Inc.	8-K	001-32977	3.1	05/25/2010

3.2	Amended and Restated Bylaws of GMX Resources Inc.	8-K	001-32977	3.2	11/04/2008

3.3*	Certificate of Incorporation of Diamond Blue Drilling Co.

3.4*	Bylaws of Diamond Blue Drilling Co..

3.5*	Certificate of Incorporation of Endeavor Pipeline Inc.

3.6*	Bylaws of Endeavor Pipeline Inc.

4.1	Indenture dated February 9, 2011, between GMX Resources Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee	8-K	001-32977	4.1	02/09/2011

4.2	Registration Rights Agreement dated February 9, 2011, between GMX Resources Inc. and Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated	8-K	001-32977	4.3	02/09/2011

4.3	Form of Global Note 11.375% Senior Notes (included as Exhibit A to Indenture filed as Exhibit 4.1)

4.4	Indenture dated as of December 19, 2011, by and among GMX Resources Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee.	8-K	001-32977	4.1	12/21/2011

4.5	Form of Senior Secured Note due 2017 (included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K).	8-K	001-32977	4.2	12/21/2011

4.6	Security Agreement, dated as of December 19, 2011 between GMX Resources Inc. and U.S. Bank National Association as Collateral Agent.	8-K	001-32977	4.3	12/21/2011

4.7	Security Agreement, dated as of December 19, 2011 between Endeavor Pipeline Inc. and U.S. Bank National Association as Collateral Agent.	8-K	001-32977	4.4	12/21/2011

4.8	Security Agreement, dated as of December 19, 2011 between Diamond Blue Drilling Co. and U.S. Bank National Association as Collateral Agent.	8-K	001-32977	4.5	12/21/2011

4.9	Registration Rights Agreement dated as of December 19, 2011, by and among GMX Resources Inc., the Guarantors named therein and the Supporting Holders party thereto, relating to the Senior Secured Notes due 2017.	8-K	001-32977	4.6	12/21/2011

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date

4.10	Registration Rights Agreement dated as of December 19, 2011, by and among GMX Resources Inc., the Guarantors named therein and the Supporting Holders party thereto, relating to shares of common stock.	8-K	001-32977	4.7	12/21/2011

5.1*	Opinion of Andrews Kurth LLP

5.2*	Opinion of Crowe & Dunlevy, A Professional Corporation

12.1*	Statement of computation of ratio of earnings to fixed charges

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Smith, Carney & Co., p.c.

23.3*	Consent of MHA Petroleum Consultants, Inc.

23.4*	Consent of DeGolyer and MacNaughton

23.5*	Consent of Andrews Kurth LLP (included in Exhibit 5.1)

23.6*	Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.2)

24.1*	Power of Attorney (included in signature page)

25.1*	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of U.S. Bank National Association

99.1*	Form of Letter of Transmittal

99.2*	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

99.3*	Form of Notice of Guaranteed Delivery

99.4*	Form of Letter to Brokers

99.5*	Form of Letter to Clients

*	Filed herewith.